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                                                                    Exhibit 10.4







                            -------------------------

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                 GFI CAMINUS LLC

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                                TABLE OF CONTENTS


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ARTICLE I DEFINITIONS; CONSTRUCTION..............................................................................  1

         1.1      Definitions.....................................................................................  1

         1.2      Directly or Indirectly..........................................................................  6

         1.3      Captions........................................................................................  6

         1.4      Interpretation..................................................................................  6

         1.5      References to this Agreement....................................................................  6

ARTICLE II FORMATION..............................................................................................  6

         2.1      Formation.......................................................................................  6

         2.2      Name............................................................................................  6

         2.3      Registered Office; Principal Office; Other Offices..............................................  6

         2.4      Agent...........................................................................................  7

         2.5      Purpose; Powers.................................................................................  7

         2.6      Term of the Company.............................................................................  7

ARTICLE III MEMBERS AND MEMBERSHIP INTERESTS; WARRANT AND OPTIONS.................................................  7

         3.1      Initial Members; Additional Members.............................................................  7

         3.2      Option Plan; GFI Option.........................................................................  7

         3.3      Representations and Warranties..................................................................  8

         3.4      Voting Rights; Approval Required................................................................  9

         3.5      Meetings of Members.............................................................................  9

         3.6      Disposition of Interests.......................................................................  10

         3.7      Amendment of Agreement to Reflect New Members..................................................  11

         3.8      Interest in Member.............................................................................  11

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         3.9      No Resignation or Removal......................................................................  11

         3.10     No Liability to Third Parties..................................................................  11

         3.11     Indemnification by and of Members..............................................................  11

         3.12     Rights of Assignees............................................................................  11

ARTICLE IV CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS; LOAN......................................................  12

         4.1      Capital Contributions..........................................................................  12

         4.2      No Return of Capital Contribution; No Interest.................................................  13

         4.3      Capital Accounts...............................................................................  13

         4.4      No Obligation to Restore Deficits..............................................................  13

ARTICLE V ALLOCATIONS AND DISTRIBUTIONS..........................................................................  14

         5.1      Allocations of Net Profits and Net Losses......................................................  14

         5.2      Special Allocations............................................................................  14

         5.3      Allocation of Net Profits and Net Losses in Respect of a Transferred Interest..................  15

         5.4      Distributions..................................................................................  15

         5.5      Form of Distributions..........................................................................  16

ARTICLE VI MANAGEMENT AND OPERATION..............................................................................  16

         6.1      Management: Limitations on Management Committee's Rights and Powers............................  16

         6.2      Managers: Management Committee.................................................................  17

         6.3      Officers.......................................................................................  19

         6.4      Acts of Officers as Conclusive Evidence of Authority...........................................  20

         6.5      Payments to Members............................................................................  20

         6.6      Nature of Relationship.........................................................................  20

ARTICLE VII TAX MATTERS..........................................................................................  21

         7.1      Tax Returns....................................................................................  21
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         7.2      "Tax Matters Member"...........................................................................  21

         7.3      Tax Elections..................................................................................  21

         7.4      Withholding....................................................................................  22

ARTICLE VIII BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS..........................................................  22

         8.1      Maintenance of Books...........................................................................  22

         8.2      Financial Information; Budget and Operating Forecasts; Access..................................  22

         8.3      Confidentiality................................................................................  23

         8.4      Publicity......................................................................................  23

ARTICLE IX DISSOLUTION AND WINDING UP............................................................................  23

         9.1      Conditions of Dissolution......................................................................  23

         9.2      Liquidation and Termination....................................................................  24

         9.3      Cancellation of Filings........................................................................  25

ARTICLE X INDEMNIFICATION AND INSURANCE..........................................................................  25

         10.1     Indemnification by Company.....................................................................  25

ARTICLE XI GENERAL PROVISIONS....................................................................................  26

         11.1     Notices........................................................................................  26

         11.2     Entire Agreement; Waivers and Modifications....................................................  26

         11.3     Binding Effect; No Third-Party Beneficiaries...................................................  27

         11.4     Governing Law..................................................................................  27

         11.5     Further Assurances.............................................................................  27

         11.6     Waiver of Certain Rights.......................................................................  28

         11.7     Multiple Counterparts; Facsimile Transmission..................................................  28

         11.8     Arbitration....................................................................................  28

         11.9     Attorney's Fees................................................................................  28

         11.10    Submission to Jurisdiction.....................................................................  28

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         This Limited Liability Company Agreement of GFI Caminus LLC (the
"Agreement") is made and entered into as of May 12, 1998 by and among the Members and the Company.

         For and in consideration of the mutual covenants, rights, and obligations set forth herein, the benefits to be derived therefrom, and other good and valuable consideration, the receipt and sufficiency of which each Member acknowledges and confesses, the Members and the Company agree as follows:

                                   ARTICLE I
                            DEFINITIONS; CONSTRUCTION

         1.1 Definitions. When used herein, the following capitalized terms shall have the meanings indicated:

         "Act" means the Delaware Limited Liability Company Act and any successor statute, as amended from time to time.

         "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                  (i) Credit to such Capital Account any amounts that such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Treas. Reg. Sections 1.704-2(g)(1) and 1.704-2(i)(5);

                  (ii) Credit to such Capital Account the amount of the deductions and losses referable to any outstanding recourse liabilities owed by the Company to such Member for which no other Member bears any economic risk of loss and the amount of the deductions and losses referable to such Member's share (determined in accordance with the Member's Percentage Interest) of outstanding recourse liabilities owed by the Company to non-members for which no Member bears any economic risk of loss; and

                  (iii) Debit to such Capital Account the items described in Treas. Reg. Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5),
1.704-1(b)(2)(ii)(d)(6).

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treas. Reg. Sections
1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         "Adjusted Capital Contribution" means a Series A Adjusted Capital Contribution, Series B Adjusted Capital Contribution or Series C Adjusted Capital Contribution, as applicable.

         "Affiliate" means as to any Person any other Person who, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or under common Control with that Person (except that the Company shall not be considered an Affiliate of any Member or any equity holder of any Member).

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         "Aggregate Series B Percentage Interests" means, at any time, the aggregate Percentage Interests attributable to the Series B Membership
Interests.

         "Agreement" means this Limited Liability Company Agreement, as originally executed and, except where the context requires otherwise, as amended from time to time as herein provided.

         "Caminus" means Caminus Energy Limited, a Company organized under the laws of England and wholly-owned by the Company.

         "Caminus Options" means the options to acquire Series B Membership Interests in the Company granted pursuant to the Purchase Agreement and as set forth in Section 5.1 of Appendix B attached to this Agreement. In addition to other approval rights set forth in this Agreement, the Company shall not agree or consent to any amendment to the Caminus Options if such amendment would adversely affect the interests of any Member (other than the holder of such Caminus Options) in any material respect, unless each such affected Member shall have consented to such amendment.

         "Capital Account" means the capital account established and maintained for a Member pursuant to Section 4.3. The initial Capital Accounts of the Members, after giving effect to the transaction contemplated by the Purchase Agreement and the License Agreement, are as reflected on Appendix A attached hereto.

         "Capital Contribution" means the cumulative sum of money, if any, and the fair market value (net of assumed debt) of any other property contributed or deemed contributed by a Member to the capital of the Company as provided herein.

         "Capital Members" means all Members with respect to their Capital Contributions (if any) and Adjusted Capital Contributions (if any) to the Company.

         "Certificate" or "Certificate of Formation" means the Certificate of Formation of the Company filed on April 29, 1998 in accordance with the Act and as amended from time to time.

         "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

         "Company" means GFI Caminus LLC, the Delaware limited liability company formed pursuant to the Certificate.

         "Company Minimum Gain" has the meaning provided in Treas. Reg. Section 1.704-2(b)(2) and Section 1.704-2(d).

         "Control," or "Controls," or "Controlled" (and derivations thereof) means as to a corporation the right to exercise, directly or indirectly, more than 50% of the voting rights in the corporation, and as to any other Entity the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the same.

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         "Dispose", "Disposing", or "Disposition" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.

         "Dissolution Event" means as to any Member the Member's resignation, removal or withdrawal as provided in this Agreement (other than in connection with a Disposition in accordance with the terms of this Agreement), the voluntary filing of bankruptcy by any Member or the involuntary filing of a bankruptcy petition against any Member which is not dismissed within sixty (60) days after the filing thereof, or the making by any Member of an assignment for the benefit of its creditors, or dissolution of any Member other than an individual.

         "Distributable Cash" means the amount of money on hand of the Company and available for distribution to the Members, taking into account all accrued debts, liabilities, and obligations of the Company and any amounts necessary or advisable to reserve, designate, or set aside for actual or anticipated costs, payments, liabilities, obligations, and claims with respect to the Company's business, all as determined by the Management Committee.

         "Entity" means any association, corporation, estate, limited liability company, limited partnership, partnership, venture, or other entity.

         "GAAP" means U.S. generally accepted accounting principles applied on a consistent basis.

         "GFI" means GFI Energy Ventures LLC, a limited liability company organized under the laws of the State of California.

         "GFI Option" means the option to acquire a Series C Membership Interest in the Company as set forth in Section 5.3 of Appendix B attached to this Agreement.

         "License Agreement" means, collectively, the two separate Distributor Agreements between the Company and SS&C dated as of the date hereof.

         "Management Committee" has the meaning set forth in Article VI.

         "Majority in Interest" of the Members means a Member or Members whose aggregate Percentage Interests exceed 50% of the total Percentage Interests.

         "Members" means the initial Members as provided in Section 3.1 and all other Persons subsequently admitted as additional Members in accordance with the terms of this Agreement, but shall not include any Person who has ceased to be a Member pursuant to the terms of this Agreement. References to a "Member" means any of the Members.

         "Member Nonrecourse Debt" has the meaning ascribed to the term "Partner Nonrecourse Debt" in Treas. Reg. Section 1.704-2(b)(4).

         "Member Nonrecourse Debt Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such

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member Nonrecourse Debt were treated as a Nonrecourse Liability determined in accordance with Treas. Reg. Section 1.704-2(i)(3).

         "Member Nonrecourse Deductions" means items of Company loss, deduction or Code section 705(a)(2)(B) expenditures which are attributable to Member Nonrecourse Debt, or as to any other loans by a Member to the Company for which no other Member bears the economic risk of loss.

         "Membership Interest" means a Member's allocable share of the Company's Net Profits and Net Losses, the Member's allocable share of other items of income and deductions and voting and management participation rights as described herein and the Member's rights to receive distributions from the Company, together with all obligations of such Member to comply with the provisions of this Agreement. As of the effective date of this Agreement, the Membership Interests of the Company are classified into Series A, Series B and Series C Membership Interests.

         "Net Profits" and "Net Losses" means the book income, gain loss, deductions, and credits of the Company in the aggregate or separately stated, as appropriate, for any relevant period (excluding special allocations in accordance with Section 5.2).

         "Nonrecourse Deductions" has the meaning set forth in Treas. Reg.
Section 1.704-2(b)(1).

         "Nonrecourse Liability" has the meaning set forth in Treas. Reg.
Section 1.752-1(a)(2).

         "Officer" means any Person designated as an Officer of the Company as provided in Section 6.3.

         "Option Plan" means each of (i) the Caminus Options, (ii) the SS&C Warrant and (iii) any other equity incentive plan duly adopted by the Management Committee of the Company and approved by the Members that provides for the issuance of options to acquire Series B Membership Interests that may be granted to employees or other service providers to the Company.

         "Percentage Interest" means, prior to the issuance of Series B Membership Interests pursuant to an Option Plan and the issuance of Series C Membership Interests pursuant to the GFI Option, the percentage set forth opposite a Member's name on Appendix A hereto as amended from time to time. Following the issuance of any Series B Membership Interests upon the exercise of options under an Option Plan, the "Percentage Interest" of a Series B Capital Member shall be equal to (i) 0.00001% (subject to reduction for dilution as set forth in Section 3.1 and any Option Plan), times (ii) the total number of Shares (as defined in the Option Plan or as set forth in Section 5.1 (in the case of the Caminus Options) or Section 5.2 (in the case of SS&C Warrant) of Appendix B attached hereto) owned by such Member pursuant to the exercise of options under the Option Plan; and the "Percentage Interest" of a Member (other than a Series B Capital Member and a Series C Capital Member) at any time shall be equal to
(i) the percentage set forth opposite a Member's name on Appendix A hereto as amended from time to time, times (ii) one minus the Aggregate Series B Percentage Interests at such time. At all times, the aggregate Percentage Interests of all of the Members shall be equal to 100%.

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         "Person" means any individual or Entity.

         "Purchase Agreement" means the Stock Purchase Agreement among the Company, Caminus and the former owners of Caminus dated as of the date hereof.

         "Secretary of State" means the Secretary of State of the State of Delaware.

         "Securities Act" has the meaning set forth in Section 3.3.

         "Series A Adjusted Capital Contribution" means as to any Member's Series A Membership Interest the Capital Contribution corresponding to such Series A Membership Interest, if any, reduced by all prior distributions to such Member in respect of such Membership Interest.

         "Series B Adjusted Capital Contribution" means as to any Member's Series B Membership Interest the Capital Contribution corresponding to such Series B Membership Interest, if any, reduced by all prior distributions to such Member in respect of such Membership Interest.

         "Series C Adjusted Capital Contribution" means as to any Member's Series C Membership Interest the Capital Contribution corresponding to such Series C Membership Interest, if any, reduced by all prior distributions to such Member in respect of such Membership Interest.

         "Series A Capital Member" means a Capital Member with respect to its Series A Membership Interest and Series A Adjusted Capital Contribution.

         "Series B Capital Member" means a Capital Member with respect to its Series B Membership Interest and Series B Adjusted Capital Contribution.

         "Series C Capital Member" means a Capital Member with respect to its Series C Membership Interest and Series C Adjusted Capital Contribution.

         "SS&C" means SS&C Technologies, Inc., a Delaware corporation.

         "SS&C Warrant" means the right to acquire a Series B Membership Interest in the Company granted pursuant to the License Agreement and as set forth in Section 5.2 of Appendix B attached to this Agreement. In addition to other approval rights set forth in this Agreement, the Company shall not agree or consent to any amendment to the SS&C Warrant if such amendment would adversely affect the interests of any Member (other than the holder of such SS&C Warrant) in any material respect, unless each such affected Member shall have consented to such amendment.

         "ZAI*NET" means ZAI*NET Software, L.P., a Delaware limited partnership majority-owned by the Company as of the date hereof.

         "ZAI*NET Conversion Right" means the right to convert the limited partnership interests

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in ZAI*NET into Membership Interests in the Company pursuant to the Amended and
Restated Limited Partnership Agreement of ZAI*NET (the "Partnership Agreement") and as set forth in Section 5.5 of Appendix B attached to this Agreement. In addition to other approval rights set forth in this Agreement, the Company shall not agree or consent to any amendment to the ZAI*NET Conversion Right if such amendment would adversely affect the interests of any Member, in any material respect, unless at least 90% in interest of the Members so affected shall have consented thereto.

         1.2 Directly or Indirectly. Any provision of this Agreement which refers to an action which many be taken by any Person, or which a Person is prohibited from taking, shall include any such action taken directly or indirectly by or on behalf of such Person, including by or on behalf of any Affiliate or agent of such Person.

         1.3 Captions. All captions in this Agreement are inserted for reference only and are not to be considered in the construction or interpretation of any provision hereof.

         1.4 Interpretation. In the event any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

         1.5 References to this Agreement. References to numbered or lettered articles, sections, and subsections refer to articles, sections, and subsections, respectively, of this Agreement unless otherwise expressly stated. All references to this Agreement include, whether or not expressly referenced, the Appendices attached hereto.

                                   ARTICLE II
                                    FORMATION

         2.1 Formation. The Company has been formed as a Delaware limited liability company under and pursuant to the Act by the execution and filing of the Certificate with the Secretary of State. The rights and obligations of the Members shall be as provided in the Act, except as otherwise provided herein. In the event of any inconsistency between any terms of this Agreement and any provisions of the Act that are not mandatory, the terms of this Agreement shall govern.

         2.2 Name. The name of the Company is "GFI Caminus LLC". The business of the Company shall be conducted under such name or any other name or names selected by the Management Committee.

         2.3 Registered Office; Principal Office; Other Offices. The registered office of the Company in the State of Delaware shall be the registered office designated in the Certificate or such other office (which need not be a place of business of the Company) as the Management Committee may designate from time to time in the manner provided by law. The principal office of the Company shall be 12121 Wilshire Boulevard, Suite 1375, Los Angeles, California U.S.A. 90025, or such other office as the Management Committee may designate from time to time.

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The Company also may have such other offices as the Management Committee may from time to time determine.

         2.4 Agent. The registered agent for service of process in the State of Delaware shall be as stated in the Certificate or as otherwise may be determined from time to time by the Management Committee in the manner provided by law.

         2.5 Purpose; Powers. The business and purpose of the Company is to own equity ownership interests in and manage the business and affairs of Caminus and ZAI*NET. To this end, the Company may exercise all rights, powers, privileges, and other incidents of ownership of its properties and assets and may engage in any activities and transactions that may be necessary, suitable, or proper to accomplish or further the Company's business and purpose and do any and all other acts incidental to, arising from, or connected with its business and purpose. The Company may also conduct directly or through interests in other Entities such other activities and businesses (including, without, limitation, add-on businesses complimentary to the Company's business) as the Management Committee may approve from time to time.

         2.6 Term of the Company. The Company was formed on April 29, 1998 and the Company shall continue in existence until the 30th annual anniversary of such date, or such earlier time as specified in or pursuant to this Agreement.

                                  ARTICLE III
              MEMBERS AND MEMBERSHIP INTERESTS; WARRANT AND OPTIONS

         3.1 Initial Members; Additional Members. The initial Members of the Company are as set forth on Appendix A attached hereto. No Person may be admitted as an additional Member of the Company (including, without limitation, upon the exercise of an option granted pursuant to an Option Plan) except in accordance with the provisions of this Agreement. The Company may also admit one or more new Members with the approval of a Majority in Interest of the Members and the approval of the Management Committee (except that no such approval shall be required in the case of exercise of rights granted pursuant to an Option Plan or the GFI Option). The Members acknowledge that the admission of such new Members or the issuance of additional Membership Interests to pre-existing Members may dilute the Percentage Interests of the Members and the Percentage Interests represented by Membership Interests that may be acquired upon exercise of rights granted pursuant to an Option Plan.

         3.2 Option Plan; GFI Option.

                  3.2.1 The Members hereby consent to the future admission of any Person satisfying the terms of each Option Plan as a Series B Capital Member of the Company upon valid exercise of options granted pursuant to an Option Plan. Each of the Members acknowledges that the options granted pursuant to an Option Plan provide each of the option holders with the right to exercise its option and upon the exercise thereof obtain an interest in the Company (in the percentage provided for in the option). Immediately prior to the exercise of any such option, the Company's assets shall be adjusted in accordance with Treas. Reg. Section 1.704-1(b)(2)(iv)(g)(1) to reflect their aggregate gross fair market value, as determined by the Management Committee in its reasonable discretion. The Capital Account of each of the

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Members who was a Member immediately prior to the exercise of any such option
(collectively, the "Prior Members") shall be adjusted taking into account Treas. Reg. Sections 1.704-1(b)(2)(iv)(f) and (g)(1) to reflect the amount of gain or loss that would have been allocated to such Member if the assets of the Company had been disposed of for an amount equal to their fair market value as of the exercise date. Immediately thereafter, a portion of the adjusted aggregate Capital Accounts of the Prior Members, as determined pursuant to the immediately preceding sentence, shall be transferred to the Member exercising the option, in an amount determined in accordance with the following formula: (i) the sum of
(A) the adjusted aggregate Capital Accounts of the Prior Members plus (B) the exercise price paid by the exercising Member shall be multiplied by (ii) the percentage interest in the Company acquired by the Members upon the exercise of the option, and the resulting product shall be reduced by (iii) the exercise price paid by the exercising Member. Each of the Prior Member's Capital Accounts shall be reduced by such Prior Member's proportionate share of the amount so transferred to the Capital Account of the exercising Member. In addition, upon the exercise of any such option, the exercising Member's Capital Account shall be credited with the exercise price paid upon the exercise of the option. The Members hereby consent to the admission of exercising Members upon the proper exercise of such options, subject to the other provisions of this Agreement.

                  3.2.2 The Members hereby consent to the future admission of the holder of the GFI Option as a Series C Capital Member of the Company upon valid exercise of the GFI Option. Upon exercise of the GFI Option through payment of the applicable exercise price, the provisions of Section 3.2.1 (including, without limitation, with respect to the "booking up" of Capital Accounts) shall be applied as if such exercise was the exercise of an option granted under an Option Plan.

         3.3 Representations and Warranties. To induce the other Members to enter into this Agreement, each Member represents and warrants to the Company and to the other Members that (i) it is acquiring its Membership Interest for investment purposes for its own account and not with a view to or for resale in connection with any distribution of all or any part of the Membership Interest;
(ii) with respect to Members residing or with a legal presence in the United States, it (or each of its equity owners) is an "accredited investor" as defined in Rule 501(c) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and as such has the financial ability to bear the economic risk of its investment in the Company, has adequate means of providing for its current needs and contingencies, and has no need for liquidity with respect to its investment in the Company; (iii) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company and has obtained, in its judgment, sufficient information regarding the Company's business and prospects to evaluate the merits and risks of its investment; (iv) in making its decision to purchase its Membership Interest, it has been advised by its own business, tax, and legal advisers and is not relying on the Company or the other Members with respect to the business, tax or legal considerations involved in its investment;
(v) it understands and agrees that it must bear the economic risk of its investment for an indefinite period of time because, among other reasons, the Membership Interest has not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, assigned, or otherwise Disposed of unless it is subsequently registered under the Securities Act and qualified under applicable securities laws of such states or an exemption from such registration and qualification

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
is available; (vi) if an Entity, it is duly formed, validly existing, and in good standing under the laws of its jurisdiction of organization and is duly qualified and in good standing in each other jurisdiction where the nature of its business requires such qualification, except where the failure to do so would not have a material adverse effect on it or the Company; (vii) it has full power and authority to enter into this Agreement and to perform its obligations hereunder and all corporate (if applicable) and other actions necessary for its due authorization, execution, delivery, and performance of this Agreement have been duly taken; (viii) the authorization, execution, delivery, and performance of this Agreement by it do not and will not conflict with any other agreement or arrangement to which it is a party or by which it is bound; and (ix) this Agreement constitutes a valid and binding agreement, enforceable against it in accordance with its terms.

         3.4 Voting Rights; Approval Required. The Members shall not be entitled to vote on or consent to any matter affecting the Company except as specifically provided in this Agreement or in the Act. Except as otherwise specifically provided in this Agreement or in the Act, the vote, consent, or approval of a Majority in Interest of the Members shall be required as to all matters as to which the vote, consent, or approval of the Members is required or permitted under this Agreement or in the Act.

         3.5 Meetings of Members.

                  3.5.1 No annual or regular meetings of the Members as such shall be required; if convened, however, meetings of the Members may be held at such date, time, and place as the Management Committee or as the Member or Members who properly noticed such meeting, as the case may be, may fix from time to time. At any meeting of the Members, the Chairman of the Management Committee shall preside at the meeting and shall appoint another Person to act as secretary of the meeting. The secretary of the meeting shall prepare written minutes of the meeting, which shall be maintained in the books and records of the Company.

                  3.5.2 A meeting of the Members may be called at any time by the Management Committee, or by any Member or Members whose aggregate Percentage Interests exceed 10% of the total Percentage Interests of the Company, for the purpose of addressing any matter on which the vote, consent, or approval of the Members is required or permitted under this Agreement.

                  3.5.3 Notice of any meeting of the Members shall be sent or otherwise given by the Management Committee to the Members in accordance with this Agreement not less than 10 nor more than 60 days before the date of the meeting. The notice shall specify the place, date, and hour of the meeting and the general nature of the business to be transacted. Except as the Members may otherwise agree, no business other than that described in the notice may be transacted at the meeting.

                  3.5.4 Attendance in person of a Member at a meeting shall constitute a waiver of notice of that meeting, except when the Member objects, at the beginning of the meeting, to the transaction of any business because the meeting is not duly called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting. Neither the business to be transacted nor the purpose of any meeting of Members need be specified in any written waiver of notice. The Members may participate in any meeting of the Members by means of conference telephone or similar means as long as all Members can hear one another. A Member so participating shall be deemed to be present in person at the meeting.

                  3.5.5 Any action that can be taken at a meeting of the Members may be taken without a meeting if a consent in writing setting forth the action so taken is signed and delivered to the Company by Members representing not less than the minimum Percentage Interest necessary under this Agreement to approve the action. The Management Committee shall notify Members of all actions taken by such consents, and all such consents shall be maintained in the books and records of the Company.

         3.6 Disposition of Interests.

                  3.6.1 No Member shall Dispose of all or any part of its Membership Interest except in compliance with the provisions of this Agreement, including, without limitation, Article II of Appendix B. Any attempted Disposition of a Membership Interest, or any part thereof, other than in accordance with this Section 3.6.1 shall be, and hereby is declared, null and void ab initio. No Disposition of a Member's Membership Interest, whether consented to or otherwise, shall result in the dissolution of the Company on account of the Disposing Member ceasing to be a Member of the Company.

                  3.6.2 Provided that the requirements of this Agreement are complied with in connection with a proposed Disposition of a Membership Interest by a Member, and provided that the Disposing Member purports to grant the Person to which the Membership Interest is Disposed the right to be admitted as a Member, such Person shall have the right to be so admitted (and each of the other Members hereby consents to such admission), provided further that the other Members receive a document (i) executed by both the Member effecting such Disposition and the Person to which the Membership Interest is Disposed, (ii) including the notice and payment address and facsimile number of the Person to be admitted to the Company as a Member and the written acceptance by such Person of all the terms and provisions of this Agreement and an agreement by such Person to perform and discharge timely all of the obligations and liabilities in respect of the Membership Interest being acquired, (iii) setting forth the respective Percentage Interests in Company allocations after the Disposition of the Member effecting the Disposition and the Person to which the Membership Interest is Disposed, which together shall total the Percentage Interest in Company allocations of the Member effecting such Disposition prior thereto, (iv) containing a representation and warranty by the Member effecting the Disposition and the Person to which the Membership Interest is Disposed to the effect that such Disposition was made in accordance with all laws and regulations, including securities laws, applicable to such Member or Person, as appropriate, (v) containing representations and warranties by the Person to which such interest is Disposed that are substantially equivalent to those contained in Section 3.3 (it being understood that in connection with any Disposition constituting a Permitted Transfer pursuant to Appendix B hereof that is implemented for estate planning purposes, the transferee shall not be required to make such representations and warranties), and (vi) setting forth the effective date of the Disposition.

         3.7 Amendment of Agreement to Reflect New Members. If a Person is to be admitted to the Company as an additional member as provided in this Agreement, the Members and the Person to be admitted as an additional member shall negotiate in good faith to make any necessary or appropriate amendments to this Agreement to take into account the Person's admission as a new member.

         3.8 Interest in Member. Without the prior approval of all of the other Members, no Member shall Dispose of all or any part of its Membership Interest, or cause or permit an interest, direct or indirect, in itself to be Disposed of, in such a manner, in either case, that after the Disposition the Company would be considered to be a publicly traded partnership within the meaning of Section 7704 of the Code.

         3.9 No Resignation or Removal. Except as otherwise specifically provided in this Agreement, a Member does not have the right or power to resign or withdraw from the Company as a Member and shall be entitled to do so only with the approval of the other Members. A Member also may not be removed or expelled as a Member, except upon the sale of the Member's entire Membership Interest as provided in this Agreement.

         3.10 No Liability to Third Parties. No Member shall have any personal obligation for any liabilities of the Company, whether such liabilities arise in contract, tort or otherwise, except to the extent that any such liabilities are expressly assumed in a separate writing by the Member. No Member nor any of its representatives on the Management Committee shall be liable to the other Members, their respective representatives on the Management Committee or the Company for errors in judgment or for any actions taken in connection with or relating to the Company, including for its own simple, full, partial or concurrent negligence, unless constituting gross negligence, bad faith, fraud, willful misconduct or breach of the provisions of this Agreement.

         3.11 Indemnification by and of Members. To the fullest extent permitted by law, each Member shall indemnify the Company, the other Members, each Manager, and their respective partners, members, officers, directors, shareholders, employees, associates, agents, and Affiliates, and hold them harmless from and against, any and all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and reasonable attorneys' fees) they may incur on account of any material breach by the Member of any provision of this Agreement.

         3.12 Rights of Assignees. In the event the Company is required to recognize the validity of a Disposition notwithstanding the provisions of this
Article III to the contrary, the assignee of a Membership Interest who has not been admitted as a Member of the Company in accordance with this Article III shall be entitled only to allocations and distributions with respect to such Membership Interest as provided in this Agreement, but shall have no right to any information or accounting of the affairs of the Company, or to inspect the books or records of the Company, and shall not have any right of a Member under the Act or this Agreement.

                                   ARTICLE IV
                CAPITAL CONTRIBUTIONS AND CAPITAL ACCOUNTS; LOAN

         4.1 Capital Contributions.

                  4.1.1 Concurrently with the execution of this Agreement, each Member's Capital Account shall be in the amount shown on Appendix A, which amount each Member agrees represents the net fair market value of such Member's Capital Contributions as of the date hereof. All Capital Contributions by the Members made after the date hereof shall be made in cash, by certified check or wire funds transfer to a bank or custodial account established for the Company by the Management Committee, or in other property with a net fair market value established by the Management Committee, and shall be reflected by an appropriate entry on the Company's books and records and on Appendix A hereto.

                  4.1.2 The Members acknowledge that the Company's interest in ZAI*NET was acquired pursuant to a Purchase Agreement dated as of the date hereof, and that such agreement provides for possible additional cash payments to ZAI*NET Software, Inc. in consideration of the purchase based upon achievement of criteria specified therein (the "Additional Payments"). Each of GFI, OCM Caminus Investment, Inc., RIT Capital Partners plc, Durham Enterprises Limited, SS&C and Dr. Serena K. Hesmondhalgh ("Hesmondhalgh") (individually, each an "Investor Member" and collectively, the "Investor Members") agrees that, pursuant to a written call notice provided to such Investor Members at least ten
(10) days prior to a required funding date by the Management Committee or its authorized designee, such Investor Members shall be required to make additional Capital Contributions to the Company in order to fund such Additional Payments; provided, however, Hesmondhalgh shall not be required to contribute an aggregate total Capital Contribution to the Company in excess of $200,000 without her prior written consent. The amount of each such Investor Member's mandatory Capital Contribution shall equal such Investor Member's proportionate share of the aggregate cash Capital Contributions made by all such Investor Members as of the date of this Agreement multiplied by the aggregate amount of each call; provided, however, that in the event of a default in making such additional Capital Contribution by any Investor Member or Hesmondhalgh does not consent to contributing in excess of $200,000, each of the nondefaulting Investor Members shall be obligated to fund its proportionate share of such default amount. The Management Committee shall not be required to make capital calls to fund Additional Payments; the Management Committee shall determine to call capital and the amount thereof in connection with the making of Additional Payments in its sole discretion (provided, that no call shall exceed the amount of the related Additional Payment). All of the Members acknowledge that the Capital Accounts of the Investor Members subject to capital calls, as reflected on Appendix A, reflect a credit for the maximum amount of potential Additional Payments; consequently, the funding of such capital calls shall not entitle a contributing Investor Member to any adjustment in its Capital Account. If any Member subject to a mandatory capital call pursuant to this Section 4.1.2 defaults in its obligation to make a Capital Contribution as provided herein (notwithstanding the funding of the default amount by the other Investor Members as hereinabove provided), or if the mandatory capital calls are for less funds than the maximum Additional Payments, then the Capital Account and Percentage Interest of such Member shall be subject to adjustment as reasonably determined by the Management Committee (provided, however, that such adjustments shall be without prejudice to the rights of the Company and the other Members arising as a result of such failure to make a Capital Contribution by the defaulting Member). Except as expressly provided in this Section 4.1.2, no Member shall be required to make any additional Capital Contribution.

         4.2 No Return of Capital Contribution; No Interest. Except as otherwise specifically provided in this Agreement, a Member shall not be entitled to demand or receive the return of all or any portion of the Member's Capital Contribution or to be paid interest in respect of either its Capital Account or Capital Contribution. Under circumstances permitting or requiring a return of a Member's Capital Contribution, the Member shall have no right to receive property other than cash. No Member shall be required to contribute or to lend any money or property to the Company to enable the Company to return any other Member's Capital Contribution.

         4.3 Capital Accounts. The Company shall establish on its books and maintain for each Member a separate Capital Account. The initial Capital Accounts of the Members as of the date of this Agreement are as set forth on Appendix A attached to this Agreement. Each Member's Capital Account (a) shall be increased by (i) the amount of money contributed or deemed contributed by that Member to the Company, (ii) the fair market value of property contributed by that Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under section 752 of the Code), and (iii) allocations to that Member of Net Profit or other items of Company book income and gain, including income and gain exempt from tax and income and gain described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), and (b) shall be decreased by (i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under section 752 of the Code), (iii) allocations to that Member of expenditures of the Company described in section 705(a)(2)(B) of the Code, and
(iv) allocations of Net Loss and other items of Company book loss and deduction, including loss and deduction described in Treas. Reg. Section 1.704-1(b)(2)(iv)(g), but excluding items described in clause (b)(iii) of this sentence. The Capital Accounts shall also be maintained and adjusted as permitted by the provisions of Treas. Reg. Section 1.704-1(b)(2)(iv)(f) and as required by the other provisions of Treas. Reg. Sections 1.704-1(b)(2)(iv) and 1.704-1(b)(4). On the transfer of all or part of a Membership Interest, the Capital Account of the transferor that is attributable to the transferred Membership Interest or part thereof shall carry over to the transferee in accordance with the provisions of Treas. Reg. Section 1.704-1(b)(2)(iv)(l).

         4.4 No Obligation to Restore Deficits. No Member shall have any liability or obligation to the Company, the other Members or any creditor of the Company to restore at any time any deficit balance in such Member's Capital Account.

                                   ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

         5.1 Allocations of Net Profits and Net Losses. For each taxable year, Net Profits and Net Losses shall be allocated to the Members in proportion to their respective Percentage Interests.

         5.2 Special Allocations.

                  5.2.1 Notwithstanding the provisions of Section 5.1, if there is a net decrease in Company Minimum Gain during any taxable year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, in subsequent years) in an amount equal to the portion of such Member's share of the net decrease in Company Minimum Gain, which share of such net decrease shall be determined in accordance with Treas. Reg. Section 1.704-2(g)(2). Allocations pursuant to this Section 5.2.1 shall be made in proportion to the amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.2.1 is intended to comply with the minimum gain chargeback requirement contained in Treas. Reg. Section 1.704-2(f) and shall be interpreted consistently therewith.

                  5.2.2 Notwithstanding the provisions of Section 5.1, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any taxable year, each Member who has a share of Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt (which share shall be determined in accordance with Treas. Reg. Section 1.704-2(i)(5)) shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, in subsequent years) in an amount equal to that portion of such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt (which share of such net decrease shall be determined in accordance with Treas. Reg.
Section 1.704-2(i)(4)). Allocations pursuant to this Section 5.2.2 shall be made in proportion to the amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treas. Reg. Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.2.2 is intended to comply with the minimum gain chargeback requirement contained in Treas. Reg. Sections 1.704-2(i)(4) and shall be interpreted consistently therewith.

                  5.2.3 Notwithstanding the provisions of Section 5.1, any Nonrecourse Deductions for any taxable year or other period shall be specially allocated to the Members in accordance with their respective Percentage Interests.

                  5.2.4 Notwithstanding the provisions of Section 5.1, Member Nonrecourse Deductions shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such items are attributable in accordance with Treas. Reg. Section 1.704-2(i).

                  5.2.5 Notwithstanding the provisions of Section 5.1, if a Member unexpectedly receives any adjustments, allocations, or distributions described in Treas. Reg. Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), or any other event creates for each Member an Adjusted Capital

Account Deficit, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. Any special allocations of items of income and gain pursuant to this Section 5.2.5 shall be taken into account in computing subsequent allocations of income and gain pursuant to this Article V so that the net amount of any item so allocated and the income, gain, and losses allocated to each Member pursuant to this Article V to the extent possible, shall be equal to the net amount that would have been allocated to each such Member pursuant to the provisions of this Article V if such unexpected adjustments, allocations, or distributions had not occurred.

                  5.2.6 Notwithstanding any other provision in this Article V, in accordance with section 704(c) of the Code, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of contribution. Allocations pursuant to this Section 5.2.5 are solely for purposes of federal, state, and local taxes; as such, they shall not affect or in any way be taken into account in computing a Member's Capital Account or share of Net Profits, Net Losses, or items of distribution pursuant to any provision of this Agreement. If the book value of Company property is adjusted in the discretion of the Management Committee in accordance with the principles of Treas. Reg.
Section 1.702-1(b)(iv)(f), Treas. Reg. Section 1.704-1(b)(iv)(f)(4) shall apply to items of income, gain, deduction and loss related to such property. In applying the allocation provisions of this Agreement, unrealized items reflected in the Capital Account adjustments required by Treas. Reg. Section 1.704-1(b)(2)(iv)(f)(2) shall be deemed to have been allocated to the Members pursuant to such allocation provisions.

                  5.2.7 Notwithstanding Section 5.1, Net Loss shall not be allocated to a Member to the extent that such allocation would create or increase an Adjusted Capital Account Deficit for such Member. Any Net Loss that would have been allocated to a Member pursuant to Section 5.1.4(c) but for this
Section 5.2.7 shall be allocated instead to the other Members. To the extent that any Net Loss is allocated to the other Members rather than to an affected Member pursuant to the preceding sentence, an equal amount of Net Profits shall be allocated to the other Members out of the first Net Profits that would otherwise have been allocated to the affected Member under Section 5.1.

         5.3 Allocation of Net Profits and Net Losses in Respect of a Transferred Interest.

                  5.3.1 If any Membership Interest is transferred, or is increased or decreased by reason of the admission of a new Member or otherwise, during any taxable year of the Company, each item of income, gain, loss, deduction or credit of the Company for such taxable year shall be allocated among the Members as determined by the Management Committee in accordance with any method permitted by Code Section 706(d) and the regulations promulgated thereunder in order to take account of the Members varying Percentage Interests during the year.

         5.4 Distributions. Subject to any restrictions under applicable law, the Company may periodically distribute Distributable Cash to the Members, with the amount and timing of such distributions to be determined by the Management Committee. Except as provided in Article IX, all distributions of cash shall be made as follows:

                           (a) first, to the Members in respect of their issued
Membership Interests, in proportion to and to the extent of their respective Adjusted Capital Contributions, until their respective Adjusted Capital Contributions have been reduced to zero; and

                           (b) the balance to the Members in respect of their
issued Membership Interests in proportion to their Percentage Interests.

         5.5 Form of Distributions. A Member has no right to demand or receive any distribution from the Company in any form other than cash. Likewise, except in connection with the dissolution of the Company and as provided in Section 9.2.1, no Member shall be compelled to accept from the Company a distribution of any asset in kind.

                                   ARTICLE VI
                            MANAGEMENT AND OPERATION

         6.1 Management: Limitations on Management Committee's Rights and
Powers.

                  6.1.1 Except for matters as to which this Agreement specifically reserves to the Members the authority to act, or to grant or withhold their consent or approval of an action, the Management Committee shall have full, complete, and exclusive authority to manage and control the business, affairs, and properties of the Company, to make all decisions regarding the same and to perform any and all other acts or activities customary or incident to the management of the Company's business.

                  6.1.2 Notwithstanding any provision of this Agreement, the Management Committee shall not have the authority under this Agreement to cause the Company to undertake or engage in any of the following transactions without first obtaining the approval of a Majority in Interest of the Members (which may take the form of the approval of the requisite Members through the approval of their representatives on the Management Committee, without the requirement of a separate approval by the requisite vote or consent of Members):

                           (a) any change in the amount or character of a
Member's Capital Contribution, establishment of different classes of Members or issuance of additional Membership Interests or other securities of the Company after the effective date of this Agreement (except for any issuances of Membership Interests pursuant to an exercise under the Option Plan or GFI Option
Plan);

                           (b) the acquisition or Disposition of material assets
or properties of the Company outside of the ordinary course of the Company's business, except for Dispositions in connection with the orderly liquidation and winding up of the business of the Company upon its dissolution as provided herein;

                           (c) except in accordance with an operating budget
duly adopted by the Management Committee, any material change to the nature of the Company's business, or in any other way do anything which is materially inconsistent therewith;

                           (d) the creation or issuance of any material
mortgage, lien, encumbrance or security interest on the Company's properties or assets, except such as arise by operation of law or are reflected in an operating budget duly adopted by the Management Committee;

                           (e) the appointment (except for the reappointment of
its existing auditors) or removal of the Company's auditors;

                           (f) the adoption of any material new accounting
policy or practice of the Company, or any material change to any of the Company's accounting policies and practices, except as required by law or to comply with new accounting standards;

                           (g) any contract or transaction, or the making of any
payments or incurrence of any commitments of any material nature other than in the ordinary course of the Company's business;

                           (h) any transaction between the Company and any
Member, or any Affiliate of such a Member, or in which a Member, or any Affiliate of such a Member has a material financial interest separate and apart from its interest as a Member;

                           (i) any loan or other borrowing (other than trade
credit on an open-account basis customarily extended in connection with the Company's purchase of goods or services in the ordinary course of its business);

                           (j) any guarantee or indemnity other than in the
ordinary course of the Company's business;

                           (k) the commencement or settlement of any litigation
or similar proceeding involving the Company, or the confession of a judgment against the Company;

                           (l) any transaction outside the ordinary course of
the Company's business; or

                           (m) the grant or modification of any option to
acquire a Membership Interest.

         6.2 Managers: Management Committee.

                  6.2.1 The Company shall be "manager managed" within the meaning of the Act. The Members hereby appoint a Management Committee of the Company whose responsibilities shall consist of the matters specifically described in this Agreement as requiring the consent or approval of the Management Committee. The Management Committee shall at all times consist of one designee of the former owners of Caminus (so long as either Dr. Nigel Evans or Dr.

Michael Morrison shall remain a Member), one designee of ZAI*NET Software, Inc. (so long as it (or an assignee permitted under Section 5.1 of Appendix B to the Partnership Agreement) shall remain a Member or retain the ZAI*NET Conversion Right), one designee of SS&C and four (4) designees of GFI. The initial designees to the Management Committee consist of the following individuals:

                  Lawrence D. Gilson (GFI)
                  Richard K. Landers (GFI)
                  Christopher S. Brothers (GFI)
                  Anthony H. Bloom (GFI)
                  Dr. Nigel L. Evans (Caminus)
                  Brian J. Scanlan (ZAI*NET Software, Inc.)
                  William C. Stone (SS&C)

Any representative on the Management Committee may resign or may be removed by the party(ies) that designated him at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the party(ies) that designated such representative. The acceptance of a resignation shall not be necessary to make it effective. If a vacancy should occur in a representative position (through death, removal, resignation or otherwise), the party(ies) that designated the former representative may fill such vacancy by designating a replacement representative. Except with respect to a Management Committee member who is unaffiliated with and otherwise has no financial interest in any Member, the Company or any Affiliate thereof, the Management Committee representatives shall not be compensated by the Company for their services.

                  6.2.2 At every meeting of the Management Committee, the presence of four representatives of the Management Committee shall constitute a quorum for the transaction of business at the meeting, and the affirmative vote of at least four representatives shall be necessary for the adoption of any resolution, the making of any decision, the delegation of any authority or the taking of any action by the Management Committee.

                  6.2.3 Meetings of the Management Committee may be held at such place or places and at such times as shall be determined from time to time by resolution of the Management Committee. Notice of regular meetings established by resolution of the Management Committee shall not be required. Special meetings of the Management Committee may be called by any member of the Management Committee on at least ten days prior notice to the other representatives serving on the Management Committee. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting. At all meetings of the Management Committee, business shall be transacted in such order as shall from time to time be determined by the Chairperson. Attendance in person or by proxy of a Management Committee representative at a meeting shall constitute a waiver of notice of such meeting, except where a representative attends a meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. Minutes of all meetings of the Management Committee shall be kept and retained in the records of the Company.

                  6.2.4 The Management Committee shall designate a Chairperson, who initially shall be Lawrence D. Gilson. The Chairperson shall preside over all meetings of the Management Committee and shall have such other power, authority and responsibility as the Management Committee may, from time to time, delegate to such Chairperson.

                  6.2.5 Any consent or approval reserved by this Agreement to the Management Committee, may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by at least four Management Committee representatives. Such consent shall have the same force and effect as a unanimous vote at a duly convened meeting of the Management Committee, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Management Committee. Subject to the requirements of this Agreement for notices of special meetings, Management Committee representatives may participate in and hold a meeting of the Management Committee by means of a conference telephone or similar communications equipment by means of which all representatives participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a representative participates in the meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business on the ground that the meeting is not properly called or convened. Each of the Members and the respective representatives of the Management Committee retroactively ratify and authorize any and all action taken by Lawrence D. Gilson, in connection with the filing of the Certificate, the Application for Employer Identification Number on Form SS-4, the application and establishment of any bank accounts and any other action necessary or incidental to the formation of the Company, the consummation of the transactions contemplated by the Purchase Agreement and the formation and acquisition of the business of ZAI*NET, and the operation of the Company, prior to the date of this Agreement.

         6.3 Officers.

                  6.3.1 Concurrently with the execution of this Agreement, each of the following individuals is named to the indicated Officer titles:

           Lawrence D. Gilson        -          President
           Richard K. Landers        -          Secretary
           Ian A. Schapiro           -          Treasurer

The Management Committee also may, from time to time designate one or more other individuals to be Officers of the Company, with such titles as the Management Committee may assign to such individuals. Officers so designated shall have such authority and perform such duties as the Management Committee may, from time to time, delegate to them. Any number of offices may be held by the same individual.

                  6.3.2 Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Management Committee. The acceptance of a resignation shall not be necessary to make it effective. Any Officer may be removed as such, either with or without cause, by the Management Committee whenever in its judgment the best interests of the

Company will be served thereby. Designation of an Officer hereunder shall not of itself create any contract rights. Any vacancy occurring in any office of the Company may be filled by the Management Committee.

         6.4 Acts of Officers as Conclusive Evidence of Authority. Any note, mortgage, evidence of indebtedness, contract, agreement, certificate (including, without limitation, the Certificate), statement, conveyance, or other instrument in writing, and any assignment or endorsement thereof, executed or entered into between the Company and any other Person, when signed by any Officer, shall not be rendered invalid as to the Company solely by any lack of authority unless the other Person had actual knowledge that the Officer had no authority to execute the same. In this respect, each Officer shall be an "authorized person" within the meaning of the Act.

         6.5 Payments to Members.

                  6.5.1 The Company shall reimburse each of the Members and their respective Affiliates for out-of-pocket expenses (including, without limitation, legal and accounting fees and costs) reasonably incurred in connection with the formation of the Company and preparation of the Certificate and this Agreement.

                  6.5.2 In consideration of financial, tax and general administrative services to be provided to the Company by GFI, the Company shall pay GFI an annual fee, payable in monthly installments, in an amount equal to one percent (1%) of the Members' aggregate Adjusted Capital Contributions from time to time.

                  6.5.3 Except as specifically provided in this Section 6.5 or as authorized by the Management Committee, no Member is entitled to remuneration for services rendered to the Company.

         6.6 Nature of Relationship.

                  6.6.1 The Management Committee and each Officer shall conduct the affairs of the Company in the best interests of the Company and the mutual best interests of the Members, including, without limitation, the safekeeping and use of all Company funds and assets and the use thereof for the benefit of the Company. Each Member and Officer at all times shall act with integrity and in good faith and utilize all reasonable efforts in all activities relating to the conduct of the business of the Company and in resolving conflicts of interest arising in connection therewith. During the existence of the Company, the members of the Management Committee shall devote such time and effort to the Company business and operations as shall be necessary to promote fully the interests of the Company and the mutual best interests of the Members; however, it is specifically understood and agreed that the members of the Management Committee shall not be required to devote full time to Company business, and further, (i) unless otherwise restricted pursuant to contractual provisions in favor of the Company or another Member, the Members and their respective Affiliates at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, and (ii) no Member nor any Affiliate thereof shall have any obligation to make any opportunity or investment with respect to any other business venture available to the Company or any other Member, or to advise the Company or any other Member of the existence thereof.

                  6.6.2 Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement or any Option Plan or any options issued thereunder shall be construed as an agreement by the Company, express or implied, to employ an optionee or Series B Member or contract for the services of an optionee or Series B Member, to restrict the right of the Company to discharge an optionee or Series B Member or cease contracting for the services of an optionee or Series B Member or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment agreement or contract for services which may exist between the Company and an optionee or Series B Member.

                                   ARTICLE VII
                                   TAX MATTERS

         7.1 Tax Returns. The Company shall prepare or cause to be prepared and filed all necessary federal, state and local income tax returns for the Company. The Company shall furnish to each Member copies of all returns that are actually filed and shall keep them informed of any and all pending or threatened tax proceedings regarding the Company.

         7.2 "Tax Matters Member". GFI shall be the "tax matters partner" of the Company pursuant to section 6231(a)(7) of the Code. GFI shall take such commercially reasonable actions as may be necessary to cause each other Member to become a "notice partner" within the meaning of section 6231(a)(8) of the Code, shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner," and shall forward to each Member copies of all significant written communications it may receive in such capacity. GFI shall not take any action contemplated by sections 6222 through 6231 of the Code without the consent of the other Members.

         7.3 Tax Elections. The Company shall make the following elections on the appropriate tax returns:

                  7.3.1 to adopt the calendar year as the Company's fiscal year;

                  7.3.2 to adopt an appropriate method of accounting and to keep the Company's books and records on that method;

                  7.3.3 if (i) a distribution of Company property as described in Section 734 of the Code occurs or (ii) a transfer of a Membership Interest as described in Section 743 of the Code occurs, an election, in the discretion of the Management Committee, pursuant to Section 754 of the Code, to adjust the basis of the Company properties; and

                  7.3.4 any other election the Management Committee deems appropriate and in the best interests of the Company and the Members. It is the intent of the Members that the Company be treated as a partnership for federal income tax purposes and, to the extent permitted by applicable law, for state and local franchise and income tax purposes. Neither the Company nor any Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state or local law, and no provision in this Agreement shall be construed to sanction or approve such an election.

         7.4 Withholding. With respect to any Member who is not a "United States person" within the meaning of the Code, any tax required to be withheld under section 1446 or other provisions of the Code, or under state law, shall be treated as a distribution of cash to be charged against future distributions to which such Member would otherwise have been entitled (or, in the discretion of the Management Committee, as a demand loan) to such Member for all purposes of this Agreement.

                                  ARTICLE VIII
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

         8.1 Maintenance of Books. The books of account for the Company shall be maintained on an accrual basis in accordance with the terms of this Agreement, except that Capital Accounts shall be maintained in accordance with Article IV. The calendar year shall be the accounting year of the Company, unless the Management Committee selects a different accounting year.

         8.2 Financial Information; Budget and Operating Forecasts; Access.

                  8.2.1 The Company shall maintain a comparative system of accounts in accordance with generally accepted accounting principles, keep full and complete financial records and shall: (a) furnish to the Members within 90 days after the end of each fiscal year, beginning with the 1998 fiscal year, a copy of the consolidated balance sheet of the Company as at the end of such year, together with a consolidated statement of income and retained earnings (net loss) of the Company for such year, audited and certified by independent public accountants of recognized national standing selected by the Management Committee, prepared in accordance with generally accepted accounting principles and practices consistently applied; and (b) furnish to the Members within 45 days after the end of each of the first three quarters of each year commencing with the quarter ending June 30, 1998 a consolidated unaudited balance sheet of the Company as at the end of such quarter and a consolidated unaudited statement of income and retained earnings (net loss) for the Company for such quarter and for the year to date prepared in accordance with generally accepted accounting principles (except for normal year end adjustments) and practices consistently applied. The Company also shall prepare such other reports as the Management Committee may reasonably request.

                  8.2.2 The Company shall permit, upon reasonable request and notice and during normal business hours and without undue disruption to the Company's business, each Member or any employees, agents or representatives thereof, access to such information and records as set forth in and in accordance with Section 18-305 of the Act and to examine and make copies of and extracts from the records and books of account of, and visit and inspect the properties of the Company, and to discuss the affairs, finances and accounts of the Company with any of its Officers, key employees, attorneys and independent accountants; provided, however, each

Member, employee, agent or representative thereof, as the case may be, agrees to hold all information so received in accordance with Section 8.3.

         8.3 Confidentiality. Unless the Members agree otherwise, each Member shall hold in strict confidence any Proprietary Information (as hereinafter defined) it receives regarding the Company, or any Proprietary Information regarding the business or affairs of any other Member, whether such information is received from the Company, another Member or Affiliate of a Member or another Person. "Proprietary Information" means any information that derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use, and includes information of the Company, any Member, and any Person with whom the Company or any Member does business; provided, however, that Proprietary Information shall not include (a) information that is or becomes available to the public generally without breach of this Section 8.3; (b) disclosures required to be made by applicable laws and regulations or stock exchange requirements or requirements of the National Association of Securities Dealers, Inc.; (c) disclosures required to be made pursuant to an order, subpoena or legal process; (d) disclosures to members, partners, officers, directors or Affiliates of such Member (and the members, partners, officers or directors of such Affiliates), and to auditors, counsel, and other professional advisors to such Persons or the Company (provided, however, that such Persons have been informed of the confidential nature of the information, and, in any event, the Member disclosing such information shall be liable for any failure by such Persons to abide by the provisions of this Section 8.3), or (e) disclosures in connection with any litigation or dispute among the Members, the General Member, and the Company; and provided further that any disclosure pursuant to clause (b), (c), (d) or (e) of this sentence shall be made only subject to such procedures the Member making such disclosure determines in good faith are reasonable and appropriate in the circumstances, taking into account the need to maintain the confidentiality of such information and the availability, if any, of procedures under laws, regulations, subpoenas, or other legal process. Each Member acknowledges that disclosure of information in violation of the provisions of this Section 8.3 may cause irreparable injury to the Company and the Members for which monetary damages are inadequate, difficult to compute, or both. Accordingly, each Member agrees that its obligations under this Section
8.3 may be enforced by specific performance and that breaches or prospective breaches of this Section 8.3 may be enjoined.

         8.4 Publicity. Any public announcement or disclosure relating to the transactions contemplated by this Agreement, by the Company or subsequent transactions of the Company, will be made by the Officers only with the approval of the Management Committee, except to the extent such disclosure is, in the opinion of counsel to the Company, required by law.

                                   ARTICLE IX
                           DISSOLUTION AND WINDING UP

         9.1 Conditions of Dissolution. The Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

                  (a) the vote, consent or approval of all the Members at any time prior to the date specified in Section 2.6 to dissolve the Company;

                  (b) the occurrence of a Dissolution Event, if within 90 days after the occurrence the Members (other than the Member as to which such Dissolution Event occurred) owning in the aggregate more than 50% of both the profits interest and the capital interest in the Company elect to dissolve the Company;

                  (c) the Disposition of all of the property and assets of the Company;

                  (d) the entry of a decree of judicial dissolution under the Act; or

                  (e) the expiration of the term of existence of the Company as stated in Section 2.6.

         9.2 Liquidation and Termination.

                  9.2.1 Upon the dissolution of the Company as provided in
Section 9.1, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors. The Management Committee shall act as liquidator or may appoint one or more other Persons to act as liquidator. The liquidator shall oversee the winding up and liquidation of the Company, take full account of the liabilities of the Company and assets, either cause the Company's assets to be sold as promptly as is consistent with obtaining fair market value therefor (or, with the consent of the Members, distributed to the Members) and, if sold, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in paragraph (c) below. Until final distribution, the liquidator shall manage the Company's business and other property and assets with all of the power and authority of the Members. The steps to be accomplished by the liquidator are as follows:

                  (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution shall occur or the final liquidation shall be completed, as applicable;

                  (b) during the period commencing on the first day of dissolution pursuant to Section 9.1 hereof and ending on the date on which all of the assets of the Company have been distributed to the Members in accordance with this Section 9.2, the Members shall continue to share Net Profits, Net Losses, and other items of Company income, gain, loss or deduction in the manner provided in Article V, provided that no distributions shall be made pursuant to
Section 5.4;

                  (c) the liquidator shall pay or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, but subject to the provisions of applicable law, all expenses incurred in liquidation) or otherwise make reasonably adequate provision therefor (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such terms as the liquidator may reasonably determine, or the distribution of property to the Members in kind subject to debts, liabilities or other obligations); and

                  (d) all remaining assets of the Company shall be distributed to the Members as follows:

                           (i) the liquidator may sell any or all Company
property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the Members in accordance with Section 5.1;

                           (ii) with respect to any Company property that has
not been sold, the fair market value of such property shall be determined and the Members' Capital Accounts shall be adjusted to reflect the manner in which the unrealized gain and unrealized income, gain, loss, and deduction inherent in that property (and that has not been reflected in the Capital Accounts previously) would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

                           (iii) all liquidation proceeds, as well as any
Company property that is to be distributed to the Members, shall be distributed in accordance with Section 5.4 of this Agreement, after taking into account all Capital Account adjustments for the taxable year of the Company during which the liquidation of the Company occurs (other than those made by reason of this Section 9.2.1(d)(iii)).

                  9.2.2 Any distributions in kind to the Members may, in the discretion of the liquidator, be made in the form of property subject to debts, liabilities or obligations related to such property, which debts, liabilities or other obligations shall be allocated to such distributee pursuant to this
Section 9.2. The distribution of cash or property to a Member in accordance with the provisions of this Section 9.2 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company's property and constitutes a compromise to which all Members have agreed.

         9.3 Cancellation of Filings. Upon completion of the distribution of Company assets as provided herein, the Company is terminated, and the liquidator shall file a certificate of cancellation with the Secretary of State and take such other actions as may be necessary to terminate the Company.

                                   ARTICLE X
                          INDEMNIFICATION AND INSURANCE

         10.1 Indemnification by Company.

                  10.1.1 The Company shall indemnify and defend each Member or Officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding") by reason of the fact that it is or was a Member, Officer, or other agent of the Company or that, being or having been such a Member, Officer, or agent, it is or was serving at the request of the Company as a director, officer, employee, or other agent of another Person (each of such Persons being referred to hereinafter as an "Agent"), to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may hereafter from time to time permit; provided, however, that no Person shall be entitled to indemnification hereunder for any act or omission constituting gross negligence, wilful misconduct or material breach of this Agreement. Furthermore, the Company may, but shall not be obligated to, upon the approval of Members, that own, in the aggregate, not less than eighty percent (80%) of all of the profits interests in the Company and eighty percent (80%) of the capital interests in the Company indemnify any other Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by reason of the fact that such person is or was an agent to the same extent as is provided for in the preceding sentence with respect to a Member of Officer.

                  10.1.2 The indemnification provided by, or granted pursuant to, the provisions of this Article X shall not be deemed exclusive of any other rights to which any Person seeking indemnification may be entitled under any agreement, vote of the Management Committee or the Members, or otherwise, both as to action in such Person's capacity as an agent of the Company and as to action in another capacity while serving as such an agent. All rights to indemnification under this Article X shall be deemed to be provided by a contract between the Company, each Member, Officer, and agent who serves in such capacity at any time while this Agreement and relevant provisions of the Act and other applicable law, if any, are in effect. Any repeal or modification hereof or thereof shall not affect any such rights then existing.

                                   ARTICLE XI
                               GENERAL PROVISIONS

         11.1 Notices. All notices and other communications provided for or permitted to be given under this Agreement shall be in writing and shall be given by depositing the notice in the United states mail, addressed to the Person to be notified, postage paid, and registered or certified with return receipt requested, or by such notice being delivered in person or by facsimile communication to such party. Notices given or served pursuant hereto shall be effective upon receipt by the Person to be notified. All notices to be sent to a Member shall be sent to or made at, and all payments hereunder shall be made at, the address given for that member on Appendix A hereto or such other address as that Member may specify by notice to the Company and the other Members. Any notice to the Company or the Management Committee also shall be given to the Management Committee representatives. The address of an Management Committee representative shall, unless notice to the contrary is given by the Management Committee representative to the Company and the Members, be the same as the address of the Member that designated such Management Committee representative, except that notices to such Management Committee member shall specify that they are directed to the attention of such Management Committee representative.

         11.2 Entire Agreement; Waivers and Modifications.

                  11.2.1 The Certificate and this Agreement constitute the entire agreement of the Members and their respective Affiliates relating to the Company and supersedes any and all prior contracts, understandings, negotiations, and agreements with respect to the Company and the subject matter hereof, whether oral or written.

                  11.2.2 Subject to Section 11.2.3, the Certificate and this Agreement may be amended or modified from time to time only by a written instrument executed by Members having at least the minimum voting interests necessary to approve such amendment as provided in this Agreement; provided, however, that if any such amendment or modification would have a material adverse impact on the Membership Interest of any Member that is different in character or proportionate impact from the impact on any other Member (for the avoidance of doubt, excluding proportionate dilution in Membership Interests as a result of admission of new Members or other transactions contemplated by this Agreement), then the approval of each Member so adversely affected shall also be required.

                  11.2.3 In the event of an inconsistency or conflict between the provisions of this Agreement and any resolution adopted by the Members, such resolution shall be deemed an amendment to this Agreement and a waiver by the Members of the inconsistent or conflicting provision of this Agreement. Any waiver or consent, express, implied or deemed to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company or any action inconsistent with this Agreement is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company or any other such action. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run. Except with respect to the matters described in the first sentence of this Section 11.2.3, all waivers and consents hereunder shall be in writing and shall be delivered to the Company and the Members in the manner set forth in Section 11.1. A Member may grant or withhold any waiver or consent in its absolute sole discretion.

         11.3 Binding Effect; No Third-Party Beneficiaries. Subject to the restrictions on Dispositions set forth herein, this Agreement is binding on and inures to the benefit of the Members and their respective heirs, legal representatives, successors and assigns. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the parties that this Agreement shall not be construed as a thirty-party beneficiary contract.

         11.4 Governing Law. This Agreement is governed by and shall be construed in accordance with the law of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or construction of this agreement to the law of another jurisdiction. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby, and that provision shall be enforced to the greater extent permitted by law.

         11.5 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

         11.6 Waiver of Certain Rights. Each Member irrevocably waives any right it might have to maintain any action for partition of the property of the Company.

         11.7 Multiple Counterparts; Facsimile Transmission. This Agreement may be executed in multiple counterparts with the same effect as if the signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Upon the request of any party, any party who shall have delivered an executed counterpart of this Agreement by facsimile shall deliver a manually executed counterpart as well, but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

         11.8 Arbitration. The Members agree that any and all legal disputes, controversies or claims arising out of or relating to this Agreement shall be resolved by agreement among the Members or, if notice is given by any Member as provided below and the matter is not settled within 30 days thereafter, by resort to arbitration in accordance with the Commercial Arbitration Rules, as amended from time to time, of the American Arbitration Association and the following provisions. Each Member shall within 30 days after the giving of notice by a Member to another Member or Members of its desire to refer the matter in dispute to arbitration, appoint one arbitrator, and both of the arbitrators so appointed shall within 20 days after the second of their respective appointments appoint a third arbitrator as a neutral and impartial arbitrator, and the three arbitrators so appointed shall constitute the arbitration panel over which the third arbitrator shall preside. If any Member or Members fail to appoint its or their arbitrator within said 30-day period, the other Member or Members may petition the Chancery Court for the State of Delaware to compel the appointment of such arbitrator. If the two arbitrators so appointed fail to agree on a third arbitrator, either Member may petition the Court for appointment of said third arbitrator, and the Members shall be bound by the selection of the Court. Any such arbitration proceedings shall be held in Wilmington, Delaware, at a location to be determined by the arbitrators. The written decisions and conclusions of a majority of the arbitration panel with respect to the matters referred to them pursuant hereto shall be final and binding on the Members, and confirmation and enforcement thereof may be rendered thereon by any court having jurisdiction upon application of any Member that is a party to the arbitration proceeding; provided, however, that the arbitration panel shall have no power or authority under this Agreement or otherwise to award or provide for the award of punitive damages against any party. The costs and expenses incurred in the course of such arbitration shall be borne by the Member or Members against whose favor the decisions and conclusions of the arbitration panel are rendered or apportioned between or among the Members, as provided in the arbitrators' decision.

         11.9 Attorney's Fees. Subject to Section 11.8, in the event of any arbitration, litigation, or other legal proceeding involving the interpretation of this Agreement or enforcement of the rights or obligations of the parties hereto, the prevailing party or parties shall be entitled to recover reasonable attorney's fees and costs as determined by the arbitrator or other adjudicator.

         11.10 Submission to Jurisdiction. Each of the Members hereby consents to the jurisdiction of any state or federal court located within the State of Delaware, and, subject to the provisions of Section 11.8, irrevocably agrees that all actions or proceedings relating to this

Agreement shall be instituted and heard by the courts of such jurisdiction. Each Member hereby waives any objection that it may have based on improper venue or forum non conveniens to the conduct of any proceeding in any such court and personal service of any and all process upon it, and consents to any such service of process made in the manner provided herein for the giving of notices under this Agreement.

         IN WITNESS WHEREOF, the parties hereto executed this Agreement effective as of the date first above written.

                                    COMPANY:
                                    GFI Caminus LLC

                                    By: /s/ Lawrence D. Gilson
                                       -----------------------------------------
                                    Name: Lawrence D. Gilson
                                    Its:  President


                                    MEMBERS:
                                    GFI Energy Ventures LLC

                                    By: /s/ Lawrence D. Gilson
                                       -----------------------------------------
                                    Name: Lawrence D. Gilson
                                    Its:  President


                                    OCM Caminus Investment, Inc.

                                    By: /s/ Stephen A. Kaplan
                                       -----------------------------------------
                                    Name: Stephen A. Kaplan
                                    Its: President

                                    By: /s/ Christopher S. Brothers
                                       -----------------------------------------
                                    Name: Christopher S. Brothers
                                    Its:      Vice President

                                    RIT Capital Partners plc

                                    By:  /s/ Anthony H. Bloom
                                       -----------------------------------------
                                    Name:  Anthony H. Bloom

                                    Its:   Authorized Signatory



                                    Durham Enterprises Limited
                                    By:  /s/ Christopher P.M. Harris
                                       -----------------------------------------
                                    Name:  Christopher P.M. Harris
                                    Its:     Director

                                      /s/ Dr. Nigel L. Evans
                                      ------------------------------------------
                                      Dr. Nigel L. Evans

                                      /s/ Dr. Michael B. Morrison
                                      ------------------------------------------
                                      Dr. Michael B. Morrison

                                      /s/ Dr. Serena K. Hesmondhalgh
                                      ------------------------------------------
                                      Dr. Serena K. Hesmondhalgh

                                    SS&C Technologies, Inc.
                                    By:        /s/ William C. Stone
                                       -----------------------------------------
                                    Name:  William C. Stone
                                    Its:     Chief Executive Officer

                                   APPENDIX A

                               (PRIOR TO DILUTION)

                                         SCHEDULE OF MEMBERS PERCENTAGE INTERESTS
                                         ----------------------------------------
      NAME AND ADDRESS                  CAPITAL          SERIES A                SERIES B                SERIES C
         OF MEMBER                      ACCOUNT     PERCENT. INTEREST(1)     PERCENT. INTEREST(2)    PERCENT. INTEREST
GFI Energy Ventures LLC               $   500,000          2.20%                    --                      --
12121 Wilshire Blvd
Suite 1375
Los Angeles, CA 90025
(310) 442-0542

OCM Caminus Investment, Inc.          $11,050,000          48.57%                   --                      --
550 So. Hope St., 22nd Floor
Los Angeles, CA 90071
(213) 614-0900

RIT Capital Partners plc              $ 2,000,000          8.79%                    --                      --
Spencer House
27 St. James' Place
London, SW1A1NR
United Kingdom
011 44 171 493 8111

Durham Enterprises Limited            $   500,000          2.20%                    --                      --
Spencer Harris & Partners
Oak Walk St. Peter
Jersey JE37EF
Channel Islands
United Kingdom
011 44 153 444 291

Dr. Nigel L. Evans                    $ 1,800,000          7.91%                    --                      --
c/o Caminus Energy Limited
Caminus House, Castle Park
Cambridge CB3 0RA
United Kingdom
011-44-1223-322-736

                                         SCHEDULE OF MEMBERS PERCENTAGE INTERESTS
                                         ----------------------------------------
      NAME AND ADDRESS                  CAPITAL          SERIES A                SERIES B                SERIES C
         OF MEMBER                      ACCOUNT     PERCENT. INTEREST(1)     PERCENT. INTEREST(2)    PERCENT. INTEREST
Dr. Michael B. Morrison               $ 1,200,000          5.28%                    --                       --
c/o Caminus Energy Limited
Caminus House, Castle Park
Cambridge CB3 0RA
United Kingdom
011-44-1223-322-736

SS&C Technologies, Inc.               $ 5,500,000         24.18%                    --                       --
705 Bloomfield Avenue
Bloomfield, CT 06002
(800) 234-0556

Dr. Serena Hesmondhalgh               $   200,000          0.88%                    --                       --
c/o Caminus Energy Limited
Caminus House, Castle Park
Cambridge CB3 0RA
United Kingdom
011-44-1223-322-736........


                                      --------------------------------------------------------------------------
                                      $22,750,000           100%                    --                       --

(1) Percentages not adjusted to reflect dilution from exercise of Caminus Options, SS&C Warrant and GFI Option.

(2)  Percentages not adjusted to reflect dilution from exercise of GFI Option.

                                  APPENDIX A-1
                      (FULLY DILUTED WITH CAMINUS OPTIONS,
                          SS&C WARRANT AND GFI OPTION)

                                  SCHEDULE OF MEMBERS PERCENTAGE INTERESTS
                                  ----------------------------------------
         NAME AND ADDRESS                CAPITAL              SERIES A               SERIES B              SERIES C
            OF MEMBER                    ACCOUNT         PERCENT. INTEREST      PERCENT. INTEREST      PERCENT. INTEREST
            ---------                    -------         -----------------      -----------------      -----------------
GFI Energy Ventures LLC                $ 500,000(1)              1.68%
12121 Wilshire Blvd.                                                                    --                  10.00%
Suite 1375
Los Angeles, CA 90025
(310) 442-0542

OCM Caminus Investment, Inc.           $11,050,000              37.18%                  --                    --
550 So. Hope St., 22nd Floor
Los Angeles, CA 90071
(213) 614-0900

RIT Capital Partners plc               $ 2,000,000               6.73%                  --                    --
Spencer House
27 St. James' Place
London, SW1A1NR
011 44 171 493 8111

Durham Enterprises Limited             $   500,000               1.68%                  --                    --
Spencer Harris & Partners
Oak Walk St. Peter
Jersey JE37EF
Channel Islands
011 44 153 444 291

Dr. Nigel L. Evans                     $ 1,800,000(2)            6.06%                3.03%(2)                --
c/o Caminus Energy Limited
Caminus House, Castle Park
Cambridge CB3 0RA
United Kingdom
011-44-1223-322-736

Dr. Michael B. Morrison                $ 1,200,000(2)            4.04%                2.02%(2)                --
c/o Caminus Energy Limited
Caminus House, Castle Park
Cambridge CB3 0RA
United Kingdom
011-44-1223-322-736

                                     A-1-1

                                              SCHEDULE OF MEMBERS PERCENTAGE INTERESTS
                                              ----------------------------------------
         NAME AND ADDRESS                CAPITAL              SERIES A               SERIES B              SERIES C
            OF MEMBER                    ACCOUNT         PERCENT. INTEREST      PERCENT. INTEREST      PERCENT. INTEREST
            ---------                    -------         -----------------      -----------------      -----------------
SS&C Technologies, Inc.               $ 5,500,000              18.50%                 8.41%                   --
705 Bloomfield Avenue
Bloomfield, CT 06002
(800) 234-0556

Dr. Serena Hesmondhalgh               $    200,000              0.67%                   --                    --
c/o Caminus Energy Limited
Caminus House, Castle Park
Cambridge CB3 0RA
United Kingdom
011-44-1223-322-736
                                      ==================================================================================
                                      $22,750,000 (1),(2)      76.54% +              13.46% +            10.00% = 100%

(1) Capital Account will be credited upon exercise of GFI Option in amount equal to exercise price paid.

(2) Capital Accounts will be credited upon exercise of Caminus Options in amount(s) equal to exercise price paid.

                                     A-1-2

                                   APPENDIX B

                              ADDITIONAL PROVISIONS

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 General. This Appendix B is attached to and made part of the Limited Liability Company Agreement dated as of May 12, 1998 (the "Agreement") of GFI Caminus LLC, a Delaware limited liability company (the "Company"), and sets forth additional provisions governing the ownership of Membership Interests and other agreements between or among the Members. All references to the Company in this Appendix B shall include any successor Entity to the Company (including, without limitation, any successor Entity organized in preparation for a Qualified Public Offering).

         Section 1.2 Terms Not Defined. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

         Section 1.3 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below.

                  (a) "Appraised Value" means, with respect to the Company and as of any applicable valuation date, the equity valuation (computed on a fully diluted basis) of the Company valued as a going concern and without minority or liquidity discount, as determined by an Independent Financial Expert selected by the Management Committee. The Company shall cooperate with and shall make available to the Independent Financial Expert all information reasonably requested by it to determine Appraised Value. Notwithstanding the foregoing, the Company and the beneficiary of any payment to be based upon Appraised Value may determine the Appraised Value by mutual agreement and without retaining any Independent Financial Expert. Such mutual agreement or the determination of Appraised Value by the Independent Financial Expert shall be conclusive and binding upon the Company, all other interested parties and the respective Affiliates of the foregoing for all purposes of the Agreement.

                  (b) "Independent Financial Expert" means any reputable national investment bank, accounting firm, or appraiser that (i) is experienced in making determinations such as the Appraised Value, (ii) does not (and whose directors, officers, employees, Affiliates and shareholders do not) have a material direct or indirect financial interest in any of the Members or members of the Management Committee or any of their respective Affiliates, (iii) has not been, and at the time it is called upon to give independent financial advice or determine valuation pursuant to this Appendix B, is not (and all of whose directors, officers, employees, Affiliates and shareholders are not) a promoter, director, or officer of any of the Members, members of the Management Committee or any of their respective Affiliates, or an equity investor in any Member and
(iv) does not at the time of its engagement hereunder (and did not at any time in the one hundred eighty (180) days preceding the date of such engagement) provide any advice or opinions or other financial services to any of the Members or members of the Management Committee or any Affiliates thereof, except pursuant to this Appendix B as an Independent Financial Expert.

                  (c) "Permitted Transfer" means (i) a Disposition by any Member to any equity holder of such Member as of the date of the Agreement (which shall include any optionholders of such a Member as of the date of the Agreement), or by any Member or any such equity holder to any Affiliate of such Member or such equity holder (collectively, "Equity Holders"); (ii) a Disposition by a Member or an Equity Holder to a trust established by such Person for the benefit of such Person during his lifetime and/or for the benefit of such Person's spouse and descendants, provided that such Person is the sole trustee of such trust during his lifetime with sole power of Disposition of securities held by the trust; (iii) a Disposition by an Equity Holder of a Member as of the date of the Agreement to another Equity Holder of the same Member of an interest in the Company or in a Member; and (iv) any Dispositions to the Company or any designee or assignee thereof that is a Member of the Company.

                  (d) "Pro Rata Part" means, in any particular instance pursuant to the right of first refusal provisions of Section 2.2, the tag-along provisions of Section 2.3 or the preemptive right provisions of Article III hereof, the proportion which the amount of Securities or New Securities, as the case may be, owned by a Securityholder eligible to purchase Securities or New Securities pursuant to the right of first refusal or preemptive rights, or sell Securities pursuant to the tag-along rights bears to the aggregate amount of Securities owned by all Securityholders which are eligible to purchase Securities or New Securities pursuant to the right of first refusal or the preemptive rights or sell Securities pursuant to the tag-along rights, as the case may be. All computations to calculate each Securityholder's Pro Rata Part shall be made on a fully diluted basis.

                  (e) "Qualified Public Offering" means an underwritten public offering of Company equity securities pursuant to an effective registration statement under the Securities Act.

                  (f) "Sale" means (i) a transfer, sale, lease or other Disposition, whether directly or indirectly, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any "person" or "group" (as such terms are used under Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable), excluding any such Disposition to or among the Company and/or one or more of its subsidiaries, or (ii) that any "person" or "group" (as such terms are used under Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), excluding OCM Caminus Investment, Inc., GFI, RIT Capital Partners plc, Durham Enterprises Limited and their respective Affiliates, is or becomes, whether by means of any issuance or direct or indirect transfer of securities, merger, consolidation, liquidation, dissolution or otherwise, the "beneficial owner" (as that term is used under Rules 13d and 13d-5 under the Exchange Act, whether or not applicable), directly or indirectly through one or more intermediaries, of 50% or more of the total voting power represented by all of the voting securities of the Company.

                  (g) "Securities" means the Membership Interests and all interests or other securities of any class resulting from the reclassification, split, combination or other change thereof, dividends of securities paid thereon and securities of any other issuer received in exchange for such Membership Interests in connection with any merger, consolidation, reorganization or acquisition involving the Company (including, without limitation, such a reorganization preceding a Qualified Public Offering).

                  (h) "Securityholders" means the holders of Securities as of the date hereof, as well as, in accordance with the terms of the Agreement and this Appendix B, their respective successors and assigns.

                                   ARTICLE II
                   DISPOSITIONS OF SECURITIES; RIGHT OF FIRST
                REFUSAL; TAG-ALONG PROVISIONS AND PURCHASE OPTION

         Section 2.1 Dispositions of Securities. Except for Permitted Transfers, no Securityholder shall be permitted to Dispose of all or any portion of the Securities now owned or hereafter acquired by it until the date that is two (2) years after the date of the Agreement (the "Transfer Blockage Date"). Following the Transfer Blockage Date, Dispositions shall be permitted but must strictly comply with the terms and provisions of the Agreement (including this Appendix
B).

         Section 2.2 Right of First Refusal. Excluding Permitted Transfers, in the event that any of the Securityholders, including any of their transferees permitted pursuant to the terms of the Agreement (the "Offeror"), proposes, following the Transfer Blockage Date, to Dispose of all or any portion of the Securities held by such Securityholder (the offer pursuant to which such Disposition is to take place is hereinafter called the "Transaction Offer") to any Person, such Securityholder may, subject to the provisions of Section 2.3 hereof, Dispose of such Securities pursuant to and in accordance with the following provisions of this Section 2.2. Any Securityholder may Dispose of its interest in Securities in a transaction qualifying as a Permitted Transfer, subject only to compliance with Section 3.6 of the Agreement. No such Disposition may be made except as provided in the preceding sentence or unless such Disposition is proposed to be made to a bona fide, unrelated third party for cash, cash equivalents (to the extent approved by the Management Committee) or securities traded on a national securities exchange or national automated quotation system, provided that such securities, in the determination of the Management Committee, have a liquid trading market sufficient to provide a readily determinable fair market value, in which case such Disposition shall be subject to the balance of this Article II. Each of the Members and the Company shall reasonably cooperate to structure any exercise of the right of first refusal described herein to achieve the most efficient tax and ownership structure that is practicable under the circumstances.

                  (a) Transfer Notice. If, upon compliance with the provisions set forth in this Agreement, a Securityholder or such Securityholder's estate or other legal representative or transferee (the "Selling Securityholder") proposes to make any Disposition (excluding Permitted Transfers) of all or any portion of its Securities pursuant to a bona fide third party cash offer, such Selling Securityholder shall so inform the other Members (each, a "Remaining Securityholder") by notice in writing (the "Transfer Notice") stating the amount of Securities that are the subject of such proposed Disposition (the "Offered Securities"), the name and address of the proposed transferee and all other terms and conditions of such proposed Disposition, including the cash amount proposed to be received for the Offered Securities. By giving the

Transfer Notice, the Selling Securityholder shall be deemed to have granted to the Remaining Securityholders an option to purchase the Offered Securities if such Disposition is pursuant to a bona-fide third party offer, for the same cash amount (or the equivalent amount in cash, if the Transaction Offer is for consideration other than cash) and on the same payment terms as are set forth in the Transfer Notice.

                  (b) Intention to Exercise by the Remaining Securityholders. Within fifteen (15) days of receipt of any Transfer Notice, each Remaining Securityholder shall have the right to purchase any Offered Securities, in accordance with each such Remaining Securityholder's Pro Rata Part (including a right of over subscription by each electing Remaining Securityholder, allocated in the same manner, to the extent that one or more Remaining Securityholders elect to purchase less than their Pro Rata Parts). The Remaining Securityholders shall notify the Selling Securityholder of the amount of the Offered Securities that such Remaining Securityholder desires to purchase on the terms set forth in the Transfer Notice. The failure of any Remaining Securityholder to submit any notice within the applicable period shall constitute an election on the part of such Remaining Securityholder not to purchase any of the Offered Securities to which the requisite Transfer Notice pertained. In the event that electing Remaining Securityholders elect to purchase all or more than all of the Offered Securities, then the Offered Securities shall be allocated to the electing Remaining Securityholders on the same basis as their Pro Rata Parts, or as otherwise agreed among the electing Remaining Securityholders.

                  (c) Requirement to Purchase All Offered Securities. Notwithstanding any other provision of this Section 2.2, in no event shall any Selling Securityholder be required to sell any of the Offered Securities to the Remaining Securityholders unless, within the period provided, the Selling Securityholder has been notified that all the Offered Securities will be purchased by the Remaining Securityholders.

                  (d) Closing. The closing of the purchase and sale of Securities that are being purchased and sold under this Section 2.2 shall take place at the Company's principal executive offices on the 10th day following the last notification from a Remaining Securityholder pursuant to Section 2.2(b) (or if such date is a Saturday, Sunday or legal holiday in the state where such offices are located, the first day thereafter that is not a Saturday, Sunday or legal holiday) at 10:00 a.m., local time. At the closing, the parties shall take all action necessary to convey such Securities to be transferred in accordance with this Agreement, free of all liens and encumbrances.

                  (e) Failure to Exercise. If the Remaining Securityholders do not elect to purchase all of the Offered Securities within the fifteen (15) day period provided, then all of such Offered Securities may be disposed of by the Selling Securityholder (subject to the provisions of Section 2.3) to the proposed transferee named in the Transfer Notice, for the price and on the terms and conditions no more favorable to the proposed transferee than those set forth in the Transfer Notice, at any time within one hundred twenty (120) days after the expiration of the period provided for in the notice of the Remaining Securityholders to be delivered pursuant to Section 2.2(b) herein. Any Securities not so disposed of within such one hundred twenty (120) day period shall remain subject to all of the provisions of this Agreement.

         Section 2.3 Tag-Along Rights. Excluding any Disposition qualifying as a Permitted Transfer, in the event that any Selling Securityholder receives a Transaction Offer, such Selling Securityholder may proceed with such Disposition only pursuant to and in accordance with the following provisions of this Section 2.3.

                  (a) Each Remaining Securityholder shall have the right to participate in the Transaction Offer on the terms and conditions herein stated, which right shall be exercisable upon written notice to the Selling Securityholder and the Company within ten (10) days after delivery to it of the Transfer Notice.

                  (b) Each of the Remaining Securityholders shall have the right to sell a portion of its Securities pursuant to the Transaction Offer which is equal to the product obtained by multiplying (i) the total amount of Securities subject to the Transaction Offer by (ii) a fraction, the numerator of which is the total amount of Securities held by such Remaining Securityholder (calculated on a fully diluted basis) on the date of the Transfer Notice, and the denominator of which is the total amount of Securities then held by all Remaining Securityholders and the Selling Securityholder (calculated on a fully diluted basis) on the date of the Transfer Notice. To the extent one or more Remaining Securityholders elect not to sell, or fail to exercise their right to sell, the full amount of such Securities which they are entitled to sell pursuant to this Section 2.3, the other Remaining Securityholders' rights to sell Securities shall be increased proportionately (in accordance with their Pro Rata Parts) and the other Remaining Securityholders shall have an additional ten
(10) days from the date upon which they are notified of such election or failure to exercise in which to increase the amount of Securities to be sold by them hereunder.

                  (c) Within fifteen (15) days after the date by which the Remaining Securityholders were first required to notify the Selling Securityholder of their intent to participate, the Company shall notify each participating Remaining Securityholder of the amount of Securities held by such Remaining Securityholder that will be included in the sale and the date on which the Transaction Offer will be consummated, which shall be no later than the later of (i) thirty (30) days after the date by which the Remaining Securityholders were required to notify the Company of their intent to participate and (ii) the satisfaction of any governmental approval or filing requirements, if any.

                  (d) Each of the participating Remaining Securityholders may effect its participation in any Transaction Offer hereunder by delivering to the Selling Securityholder for delivery to the Offeror, of one or more instruments or certificates, properly endorsed for transfer, representing the Securities it elects to sell therein (which may be in the form of an amended Agreement). At the time of consummation of the Transaction Offer, the Offeror shall remit directly to each Remaining Securityholder that portion of the sale proceeds to which each Remaining Securityholder is entitled by reason of its participation therein (less any adjustments due to the conversion of any convertible securities or the exercise of any exercisable securities).

                  (e) In the event that the Transaction Offer is not consummated within the period required by subsection (c) hereof or the Offeror fails timely to remit to each participating Remaining Securityholder its portion of the sale proceeds, the Transaction Offer shall be deemed to lapse, and any Dispositions of Securities pursuant to such Transaction Offer shall be deemed to be in violation of the provisions of this Agreement unless the Selling Securityholder once again complies with the provisions of Section
2.2 and this Section 2.3 hereof with respect to such Transaction Offer.

         Section 2.4 Purchase Option. Excluding any Disposition qualifying as a Permitted Transfer, in the event of the death of a Securityholder that is a natural person prior to the completion of a Qualified Public Offering, the Company shall have the right and option, in the discretion of the Management Committee of the Company, to give notice of an election to purchase (the "Purchase Option"), at any time during the ninety (90) days following the later of the occurrence of the death of such Securityholder or notice of such event being provided to the Management Committee, all of the Securities then owned by the Securityholder, including such Securities acquired by any other Person pursuant to a Permitted Transfer and including any legal representative, estate, executor, administrator or trustee of the Securityholder (the "Representative"). The price to exercise the Purchase Option shall be determined as the applicable percentage of the Appraised Value of all of the equity interests in the Company (calculated on a fully diluted basis). The exercise of such Purchase Option shall be by means of a written notice of exercise (the "Purchase Notice") delivered by the Company to the Representative. Payment for such Securities shall be made in cash in three (3) equal installment, with the first installment payable on the closing date of the exercise of the Purchase Option, which date shall be no later than thirty (30) days following the Purchase Notice or such longer period as may be reasonably necessary to determine the Appraised Value, and the two (2) subsequent payments payable on the first and second anniversary dates of such closing date. Each of the latter two payments shall include interest computed at the rate of eight percent (8%) simple interest per annum, payable in arrears on the unpaid amount of the purchase price.

         Section 2.5 Prohibited Transfers. If any Disposition is made or attempted contrary to the provisions of the Agreement, such purported Disposition shall be void ab initio; the Company, or the Securityholders, as appropriate, shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of the Agreement by actions for specific performance (to the extent permitted by law), and the Company shall have the right to refuse to recognize any transferee as one of its Securityholders for any purpose.

         Section 2.6 Termination. The rights and obligations of the Securityholders under this Article II shall terminate immediately prior to the effectiveness of a Qualified Public Offering but such termination shall be expressly conditioned on the consummation of the Qualified Public Offering.

         Section 2.7 Assignment of Rights. Each Securityholder may assign and delegate its rights and obligations under this Article II to a transferee permitted pursuant to the terms of the Agreement (including this Appendix B).

                                  ARTICLE III
                                PREEMPTIVE RIGHTS

         Section 3.1 The Preemptive Right. The Company shall not issue, sell or exchange, agree or obligate itself to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange (herein collectively referred to as a "Sale"), any New Securities, unless in each case the Company shall have first offered to sell such securities (the "Offered New Securities") to the Securityholders. For purposes of this Article III, "New Securities" shall mean
(i) any Membership Interests; (ii) any shares of any other equity security of the Company, including without limitation, shares of any securities of any type that are convertible into or exchangeable for equity securities of the Company, or (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security of the Company; provided, however, that "New Securities" does not include (a) securities issued in connection with an acquisition by the Company of another Entity or merger with another Entity,
(b) securities issued, or options or rights to purchase such securities granted to employees, consultants, agents, managers or officers of the Company pursuant to any Option Plan or the GFI Option, (c) common equity securities issued in connection with a Qualified Public Offering, (d) securities issued as a result of any split, dividend, reclassification or reorganization of the Company's equity securities, distributable on a pro rata basis to all holders of such equity securities or (e) securities issued pursuant to a capital call in accordance with Section 4.1.2 of the Agreement.

                  (a) The Offer and Sale. The Offer shall have been specified by the Company in writing and delivered to the Securityholders (the "Offer"), which Offer by its terms shall remain open and irrevocable for a period of twenty (20) days from receipt of the Offer. The Offer shall include (i) the amount and type of Offered New Securities, (ii) the name and address of the Person to which the Company wishes to sell the Offered New Securities, (iii) the price of the Offered New Securities and (iv) any other material terms and conditions of the proposed Sale.

         Section 3.2 Notice of Acceptance. Notice of each Securityholder's intention to accept, in whole or in part, any Offer made pursuant to Section 3.1 shall be evidenced by a writing signed by such Securityholder and delivered to the Company prior to the end of the twenty (20) day period of such Offer, setting forth the amount that such Securityholder elects to purchase (the "Notice of Acceptance"). If the amounts subscribed for by all Securityholders are more than the total Offered New Securities, the Offered New Securities shall be allocated to the Securityholders on the basis of their respective Pro Rata Parts.

         Section 3.3 Permitted Sales of Refused Securities. In the event that Notices of Acceptance are not given by the Securityholders in respect of all the Offered New Securities, the Company shall have sixty (60) days from the expiration of the period set forth in Section 3.1 to sell all or any part of such Offered New Securities as to which a Notice of Acceptance has not been given by the Securityholders (the "Refused Securities") to the Person or Persons specified in the Offer, but only for cash and otherwise in all respects upon terms and conditions, including, without limitation, unit price and interest rates, which are no more favorable, in the aggregate, to such other Person or Persons or less favorable to the Company than those set forth in the Offer.

         Section 3.4 Further Sale. In each case, any Offered New Securities not purchased by the Securityholders or other Person or Persons in accordance with
Section 3.3 may not be sold or otherwise disposed of until they are again offered to the Securityholders under the procedures specified in Sections 3.1,
3.2 and 3.3.

         Section 3.5 Termination of Preemptive Right. The rights and obligations of the Securityholders under this Article III shall terminate immediately prior to the effectiveness of a Qualified Public Offering but such termination shall be expressly conditioned on the consummation of the Qualified Public Offering.

         Section 3.6 Assignment of Rights. Each Securityholder may assign and delegate its rights and obligations under this Article III to a transferee permitted pursuant to the terms of the Agreement (including this Appendix B).

                                   ARTICLE IV
                               REGISTRATION RIGHTS

         Section 4.1 Reorganization. The Members acknowledge that, prior to a Qualified Public Offering, the Company will be reorganized into a different form of Entity. In addition, the Management Committee may determine, in connection with a Qualified Public Offering or otherwise, that reorganization is in the best interests of the Company and its Members, including their Affiliates. Consequently, each of the Members agrees to reasonably cooperate, and cause its Affiliates to reasonably cooperate, to take such actions and execute such documents as the Management Committee may reasonably request, in order to consummate any proposed reorganization in the most tax efficient and organizationally efficient manner as is practicable under the circumstances; provided, however, that the relative percentage interests of the Members shall not be affected by such reorganization and no Member shall be required to assume any liability or obligation as a result of such reorganization that is different or disproportionate from any other Member. This Agreement (other than the provisions of Article IV, which shall survive) shall terminate upon the closing of a Qualified Public Offering.

         Section 4.2 Piggy-Back Registration Rights. If the Company (herein sometimes referred to as the "Public Entity") proposes to register any units of common equity securities (referred to in this Article IV as "Common Shares") under the Securities Act whether for its own account or for the account of other security holders or both on any form other than S-8, S-4 (or form S-3 if such registration covers an offering of the type contemplated by Form S-8) or any successor forms, the Company will give prompt written notice (a "Registration Notice") to all Securityholders of its intention so to register such shares of Common Shares. Securityholders may, within thirty (30) days after the receipt of the Registration Notice, notify the Company in writing of the number of shares of Common Shares, if any, that each such Securityholder desires to have included in such registration, and the Company shall use its best efforts to cause such shares of Common Shares to be included in such registration. The Company shall not be required to include such shares of Common Shares in any such registration if and to the extent that, in the opinion of the managing underwriter for such offering, the inclusion of such shares of Common Shares would adversely affect the marketing of such proposed offering or if the Securityholders have not agreed to enter into an underwriting agreement in customary form with the underwriters and to refrain from selling any additional shares of Common Shares for such reasonable period following the effective date of the offering as such managing underwriter may request. If the number of shares of Common Shares to be offered by the Securityholders is so reduced (but the Securityholders are permitted to include some shares of Common Shares in such registration), then the shares that may be included by the Securityholders shall be allocated pro rata based on each Securityholder's ownership of Common Shares, as nearly as practicable. In connection with any such reduction, all Securityholders (regardless of management positions or other factors) shall be treated equally. The Public Entity shall not grant any piggy-back or demand registration rights to any other party after the date hereof that are superior in right or priority of registration to those set forth herein.

         Section 4.3 Registration Procedures.


                  (1) If and whenever the Public Entity is required by the provisions of Section 4.2 to effect the registration of Common Shares (hereinafter referred to as "Registrable Securities") under the Securities Act, the Public Entity will:

                           (a) prepare and file with the Securities and Exchange
Commission a registration statement with respect to the Registrable Securities, and use its best efforts to cause such registration statement to become and remain effective as promptly as practicable for such period as may be reasonably necessary to effect the sale of such Registrable Securities, not to exceed six months;

                           (b) prepare and file with the Securities and Exchange
Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period as may be reasonably necessary to effect the sale of the Registrable Securities, not to exceed six months;

                           (c) furnish to the securityholders participating in
such registration such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such holders may reasonably request in order to facilitate the public offering of such securities;

                           (d) use its best efforts to register or qualify the
Registrable Securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such holders may reasonably request in writing within twenty (20) days following the original filing of such registration statement, except that the Public Entity shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

                           (e) notify the securityholders participating in such
registration, promptly after it shall receive notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                           (f) notify such holders promptly of any request by
the Securities and Exchange Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                           (g) prepare and file with the Securities and Exchange
Commission, any amendments or supplements to such registration statement or prospectus which is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such holders;

                           (h) prepare and promptly file with the Securities and
Exchange Commission and promptly notify such holders of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions, if any, at the time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectuses then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

                           (i) advise such holders, promptly and after it shall
receive notice or obtain knowledge thereof, of the issuance of any stop order by the Securities Exchange Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

                  (2) Expenses. All fees, costs and expenses of and incidental to the registration of Registrable Securities (excluding underwriters' discounts and commissions) in connection with a registration hereunder shall be borne by the Public Entity. The fees, costs and expense of registration to be borne by the Public Entity shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Public Entity, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. Fees and disbursements of one special counsel and accountants for the selling securityholders shall be borne in all cases by the Public Entity.

                  (3) Indemnification.

                           (a) The Public Entity will indemnify and hold
harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Section 4.3, its directors and officers, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Public Entity will not be liable in any case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such holder, such underwriter or such controlling person for use in the preparation thereof.

                           (b) Each holder of Registrable Securities included in
a registration pursuant to the provisions of this Section 4.3 will indemnify and hold harmless the Public Entity, its directors and officers, any controlling person and any underwriter from and against, any and all loss, damage, liability, cost or expense to which the Public Entity or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon information furnished in writing by or on behalf of such holder for use in the preparation thereof.

                           (c) Promptly after receipt by an indemnified party
pursuant to the provisions of this Section 4.3 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of this Section 4.3, promptly notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, or if there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties at the Public Entity's reasonable expense. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of this Section 4.3 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of commencement of the action, or
(iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

         Section 4.4 Duties of Securityholders in Connection with Registration. It shall be a condition precedent to the obligation of the Company or Public Entity to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any Securityholder that such Securityholder shall furnish to the Company or Public Entity such information regarding the securities held by such Securityholder and the intended method of disposition thereof as the Company or Public Entity shall reasonably request and as shall be required in connection with the action taken by the Company.

         Section 4.5 Holdback Agreements. If any registration pursuant to this Agreement shall be in connection with an underwritten offering, the Securityholders agree, if so requested in writing by the Company, not to effect any sale or distribution, including any private placement or any sale pursuant to Rule 144, or any successor provision, under the Securities Act, of any equity security of the Company or of any security convertible into or exchangeable or exercisable for any equity security of the Company (in each case, other than as part of such underwritten offering) during the seven (7) days prior to, and during the ninety (90) day period which begins on, the effective date of such registration statement (except as part of such registration).

         Section 4.6 Current Information. The Public Entity agrees to timely file all forms, reports and documents with the Securities and Exchange Commission required to be filed by it under the Securities Exchange Act of 1934, as amended, so as to permit sales of the Common Shares pursuant to Rule 144 promulgated under the Securities Act.

         Section 4.7 Assignment of Rights. Each Securityholder may assign and delegate its rights and obligations under this Article IV to a transferee permitted pursuant to the terms of the Agreement (including this Appendix B).

                                   ARTICLE V
                OPTIONS; WARRANT; CONVERSION RIGHTS; ANTIDILUTION

         Section 5.1 Caminus Options.

                  (a) On the date hereof, the Company grants to the person set forth in Schedule 5.1 attached hereto, the Caminus Options with respect to the number of units of Series B Membership Interests ("Shares") set forth on
Schedule 5.1 attached hereto. No interest in the Caminus Options may be transferred or otherwise Disposed of except pursuant to a Permitted Transfer.

                  (b) The Caminus Options shall vest and become exercisable only in connection with a Sale or Qualified Public Offering of the Company (the date of closing of such a transaction is referred to as the "Exercise Date"). Further, each Caminus Option shall vest and become exercisable on the Exercise Date only (x) if each of Dr. Nigel L. Evans and Dr. Michael B. Morrison shall have duly honored his initial Service Agreement with Caminus dated as of even date herewith as the same be amended, supplemented or superseded, for all period(s) covered by such service agreement(s) through the Exercise Date (regardless whether such individuals remain in the employment of the Caminus as of the Exercise Date), and (y) to the extent indicated in clause (c) below. The extent of vesting and exercisability of the Caminus Options shall be tested at the time of the first applicable Sale or Qualified Public Offering transaction involving the Company; no subsequent event or change in circumstances shall be considered.

                  (c) The Caminus Options shall vest and become exercisable (subject to the other provisions of clause (b) above) as to the full number of Shares if the IRR (as hereinafter defined) is 25% or more. If the IRR is at least 20% but less than 25%, then the Caminus Options shall vest and become exercisable (subject to such other provisions) as to the number of Shares determined by multiplying the full amount thereof by a fraction, the numerator of which is the actual IRR minus 20% and the denominator of which is 5%. "IRR" means the post-dilution internal rate of return realized by the Members who have made cash Capital Contributions to the capital of the Company as of the date of this Agreement, measured from the date of this Agreement through and including the Exercise Date; provided, however, that for this purpose "realized" includes unrealized appreciation in the value of securities held by such Members as measured by the (implied or explicit) value of the Company's securities in the Sale or Qualified Public Offering. The calculation of IRR shall be performed using assumptions and methods customarily employed for rate-of-return calculations by financial professionals. In the event of a Sale that does not involve the Disposition of all of the equity interests in the Company, IRR shall be calculated on a pro forma basis as if all such equity interests were Disposed of at the price reflected for the equity of the Company in the Sale transaction.

                  (d) The exercise price per Share of Caminus Options shall initially be $1,500,000 (U.S.) divided by the number of Shares subject to the Caminus Options (regardless of the number of Shares that actually vest and become exercisable). Such exercise price (i) shall be reduced in the event of each distribution by the Company of cash or property to the Members (in an amount equal to the Percentage Interests of the holders of the Caminus Options in such distribution, calculated as if the Caminus Options and all other then outstanding rights to acquire Membership Interests in the Company, whether or not then exercisable (but excluding any Caminus Options or other rights to acquire Membership Interests that have expired or are cancelled), were exercised immediately prior to the date of such distribution), but excluding from the foregoing any such distribution designated by the Management Committee as a "tax distribution", and (ii) shall increase at an annually compounded rate of nine percent (9.0%) (prorated on a daily basis for any partial years) from the date of the Agreement through and including the Exercise Date on the amount of the exercise price as adjusted from time to time pursuant to clause (i) of this sentence.

                  (e) The exercise of the Caminus Options shall be made by written notice to that effect given at least ten (10) days prior to the Exercise Date (provided that any such option shall be conditioned upon the closing of the Sale or Qualified Public Offering, as applicable, on the Exercise Date). Not later than the Exercise Date, the exercising holder shall pay to the Company the exercise price in cash or by delivery of such other property as the Management Committee may approve; provided, however, that (i) in the event of a Sale for cash, the Company agrees to offset the exercise price payable by such holder to the Company against the amounts payable to such holder from the cash proceeds of the Sale, and (ii) in the event of a Qualified Public Offering, the Company agrees that the exercise price may be payable by such holder (at such holder's election) on a deferred basis evidenced by a promissory note secured by the Membership Interests (or successor Securities) granted pursuant to the exercise of the Caminus Options. Such promissory note shall have a maturity date of three
(3) years (subject to customary events of acceleration) and shall accrue interest at the rate of eight percent (8%) per annum, with principal and interest payable quarterly. Each Caminus Option must be exercised, if at all, in connection with the first applicable Sale or Qualified Public Offering; thereafter, the Caminus Options shall be null and void. In connection with each exercise, the Company shall be entitled to require that the exercising holder pay the amount of withholding and other taxes required by law to be paid or withheld by the Company in connection therewith.

         Section 5.2 SS&C Warrant.


                  (a) The SS&C Warrant is held by SS&C and with respect to the number of units of Series B Membership Interests ("Shares") set forth on
Schedule 5.2 attached hereto. No interest in the SS&C Warrant may be transferred or otherwise Disposed of except pursuant to a Permitted Transfer.

                  (b) The SS&C Warrant shall vest and become exercisable, and shall be exercised, to the extent otherwise earned pursuant to the terms hereof, upon the earlier to occur of (x) the date that is thirty-nine months after the date of the Agreement and (y) a Sale or Qualified Public Offering (the applicable date is referred to as the "Exercise Date"). The extent to which the SS&C Warrant shall vest and become exercisable shall be determined as follows:

                           (i)      If Incremental License Revenues (as
                                    hereinafter defined) from the date of the Agreement through the date that is thirty-six months after the date of the Agreement (the "Measurement Date") are at least $10,000,000 (U.S.), then the full number of Shares shall vest and become exercisable.

                           (ii) If Incremental License Revenues from the date of this Agreement through the Measurement Date are at least $5,000,000 (U.S.) but less than $10,000,000 (U.S.), then the number of Shares that shall vest and become exercisable shall be determined by multiplying the full number of Shares by a fraction, (a) the numerator of which is the amount of actual Incremental License Revenues minus $5,000,000 (U.S.), and
                                    (b) the denominator of which is $5,000,000
                                    (U.S.)(such fraction is referred to as the "Earned Percentage"). If Incremental License Revenues from the date of this Agreement through the Measurement Date are less than $5,000,000 (U.S.), then none of the Shares shall vest or become exercisable.

                           (iii) "Incremental License Revenues" means, consistent with the memo from SS&C to GFI dated March 9, 1998 (a copy of which is attached hereto as Exhibit "A") describing the various products and services to be provided by SS&C, gross revenues received by the Company (including any subsidiaries thereof) from the sale or license of (a) CAMRA 2000 software products for financial investment management and energy asset management as described in the License Agreement, (b) Finesse 2000 software products as described in the License Agreement, (c) Antares software products as described in the License Agreement, (d) other software products developed by SS&C and accepted by the Management Committee of the Company from time to time as qualifying for Incremental License Revenue credit, and (e) other products and services of the Company (including its subsidiaries), to the extent such sales or licenses are procured from customers of SS&C in the financial investment management industry substantially as a result of utilizing sales and distribution personnel of SS&C.

In the event of a Sale or Qualified Public Offering of the Company prior to December 31, 2000, the foregoing criteria (i.e., clauses (i)-(iii)) shall be adjusted on a pro rata, daily basis, based upon the period from the date of the Agreement through the closing of such transaction, and the extent of vesting of the SS&C Warrant shall thereupon be determined in accordance with the revised criteria and based upon Incremental License Revenues through such date. The extent of vesting and exercisability of the SS&C Warrant shall be determined as of the first applicable vesting date; no subsequent event or change in circumstances shall be considered.

                  (c) The exercise price for all of the Shares subject to the SS&C Warrant shall be one cent ($.01).

                  (d) The SS&C Warrant shall be exercised as to the full number of Shares subject thereto, and not in part. The exercise shall be made by written notice to that effect given at least ten (10) days prior to the Exercise Date (provided that any such exercise in connection with vesting under Section 5.2(b)(y) above shall be conditioned upon the closing of the Sale or Qualified Public Offering, as applicable, on the Exercise Date). In connection with exercise, the Company shall be entitled to require that the exercising holder pay the amount of withholding and other taxes, if any, required by law to be paid or withheld by the Company in connection therewith.

         Section 5.3 Series C Membership Interest.

                  (a) The GFI Option is held by GFI. No interest in the GFI Option may be transferred or otherwise Disposed of except pursuant to a Permitted Transfer.

                  (b) The GFI Option represents the right to acquire a Series C Membership Interest in the Company entitled to a ten percent (10.0%) Percentage Interest; such Percentage Interest shall not be subject to dilution as a result of the issuance of additional Membership Interests in the Company.

                  (c) The exercise price for the GFI Option shall equal the sum of (i) $1,837,500 minus (ii) ten percent (10.0%) of the amount of each distribution by the Company of cash or property to the Members (but excluding any distributions designated by the Management Committee as a "tax distribution") plus (iii) ten percent (10.0%) of the amount of additional cash Capital Contributions or contributions of property (with a net fair market value established by the Management Committee) to the Company from its Members, excluding any such Capital Contributions resulting from the exercise of any right or option under an Option Plan but including any such Capital Contributions resulting from the exercise of conversion rights as described in Section 5.5 below.

                  (d) The GFI Option shall be exercised as to the full amount thereof, and not in part. The exercise shall be made by written notice to that effect given at least ten (10) days prior to the desired date of exercise. Not later than the desired date of exercise, the exercising holder shall pay to the Company the exercise price in cash or by delivery of such other property as the Management Committee may approve. The GFI Option must be exercised, if at all, not later than ten (10) years following the date of the Agreement; thereafter, the GFI Option shall be null and void. In connection with exercise, the Company shall be entitled to require that the exercising holder pay the amount of withholding and other taxes, if any, required by law to be paid or withheld by the Company in connection therewith.

         Section 5.4 No Rights as a Member Prior to Exercise. No holder of a Caminus Option, SS&C Warrant, GFI Option or any other right or option granted pursuant to an Option Plan shall have any rights (including, without limitation, any Percentage Interest in Net Profits or distributions) as a Member of the Company until such time as such right or option has been properly exercised in accordance with the Agreement, including this Appendix B.

         Section 5.5 ZAI*NET Conversion Rights. The Members acknowledge that the former owner of ZAI*NET (including its equity holders and certain assignees thereof) have certain conversion rights to acquire Membership Interests in the Company in exchange for limited partnership interests in ZAI*NET, as detailed in the Amended and Restated Limited Partnership Agreement of ZAI*NET dated as of the date hereof. The Members agree that the holders of such conversion rights shall have the right to be admitted as Members of the Company upon the proper exercise thereof.

         Section 5.6 Antidilution Protection. The Members acknowledge and agree that in the event that the Company effects a numerical subdivision of the outstanding Membership Interests into a greater number, the number of Series B Membership Interests that are issuable upon the exercise of the Caminus Options and the SS&C Warrant shall be proportionately increased, and, conversely, in the event that the Company effects a numerical combination of the outstanding Membership Interests into a smaller number, the number of Series B Membership Interests that are issuable upon the exercise of the Caminus Options and the SS&C Warrants shall be proportionately reduced, each such increase or reduction, as the case may be, to become effective immediately upon such subdivision or combination. A corresponding adjustment changing the exercise price per Caminus Option allocated to the unexercised Caminus Options shall be likewise made. Each adjustment described in this Section 5.6 shall be made in the Management Committee's reasonable discretion and shall be conclusive and binding on all parties.

                                  SCHEDULE 5.1

                                 CAMINUS OPTIONS

Option Holder                                           Shares                           Percentage Interest(1)
-------------                                           ------                           --------------------
Dr. Nigel Evans                                         303,000                          3.03%
Dr. Michael Morrison                                    202,000                          2.02%

(1) If vested Shares reduced pursuant to Section 5.1(c), then Percentage Interest to be reduced pro rata. Percentage Interests are based on a fully diluted scenario set forth in Appendix A-1 in the Agreement.

                                  SCHEDULE 5.2

                                  SS&C WARRANT

Holder                                                  Shares                           Percentage Interest(2)
------                                                  ------                           --------------------
SS&C                                                    841,000                          8.41%

(2) If vested Shares reduced pursuant to Section 5.2(b), then Percentage Interest to be reduced pro rata. Percentage Interest is based on a fully diluted scenario set forth in Appendix A-1 in the Agreement.

                                   EXHIBIT "A"

SS&C    Memo

To:      L. Gilson, R. Landers, I. Schapiro
From:    W. Stone, D. Stoner
Date:    03/09/98
Re:      SS&C's Value Proposition to EIH
--------------------------------------------------------------------------------

SS&C contribution to EIH will provide significant value to the partnership. This memo discusses the value of SS&C in three categories, two of which invite a degree of financial forecasting.

         1. SS&C's unique strengths and capabilities above and beyond the freely contributed expertise, experience, and support we bring to the partnership along with GFI and Caminus.

         2. The ability for EIH to be SS&C's exclusive distributor in the energy utility sector.

         3. The ability for EIH to use SS&C as its distribution channel into the financial market.


1.       SS&C's unique capabilities
We acknowledge that SS&C senior management, along with GFI and Caminus, will freely contribute significant expertise, advice, and support to EIH as a basic shareholder responsibility.

However, SS&C brings a worldwide software organization to EIH that neither of the other partners can provide which deserves consideration as much as a financial investment in EIH.

         Access to our technology and the expertise of our people

         - Distributed On-line Transaction Processing (OLTP) and On-line Analytical Processing (OLAP).

         -        Dynamic date exchange and Active X technology.

         - Telecommunications, messaging, queuing, and the requirements associated with passing critical event-based information on a reliable real-time basis.

         - Integration of third party data feeds from multiple sources on a global basis.

         - Highly performant open database capable of efficiently processing huge volumes of data.

         - Straight through processing systems that accommodate any financial asset type, regardless of complexity.

         Access to our worldwide organization

         - Currently 370 (soon 470) software professionals in marketing, sales, services, and development operating in all major business geographies.

         Access to our customers

         - 400 of the largest financial asset managers spanning all important financial market sectors and geographies.

         Access to our partners

         -        Major enterprise software vendors like Peoplesoft, SAP, etc.

         - Major consulting organizations like Price Waterhouse, Coopers & Lybrand, etc.

         -        Technology leaders like Microsoft, Hewlett Packard, IBM, etc.

         -        Major information providers like Bloomberg, Reuters, etc.

2.       EIH distribution of SS&C products
EIH would receive exclusive distribution rights to SS&C products for the energy market bringing:

         -        Immediate product for incremental revenue/margin.

         - The ability to leverage EIH's distribution channel which it must build to be successful.

         -        More entry points into the enterprise.

         - Support of the single focused vendor, one-stop shopping strategy of EIH.

         - The strength of SS&C's name and reputation in the financial market.

Initial products would be:

         -        CAMRA 2000, as is, for financial investment management.

         -        Finesse 2000, modified for energy utilities.

         -        CAMRA 2000, modified to manage energy assets.

CAMRA 2000 for financial investment management is a recently released 32 it version of the complete asset management and reporting system. CAMRA 2000 and its predecessors have over 300 man years of effort and represent conservatively, a $50 million investment. CAMRA 2000:

         - Has proven successful by SS&C through past sales with minimal marketing to the energy sector.

         - Can start immediately in Europe with SS&C EMEA/Caminus effort.

         - While not the strategic focus of EIH, it offers near term incremental revenue/margins.

Finesse 2000 is a dynamic financial analysis tool which SS&C has invested over $3 million in to date. Finesse is stochastic and has both a graphical palette and a virtual general ledger. Finesse 2000:

         - Requires a very modest effort to build an Excel front-end for energy utilities.

         - Can be marketed quickly by Caminus for near term incremental revenue/margins.

         - Provides a strategic, high level market entry point supporting EIH's strategy.

         - Provides major incremental consulting revenue/margins for Caminus, etc.

CAMRA 2000 for energy asset management

         - We believe it can become the mid/back office engine for energy investment management.

         - Could be integrated with Zai*Net, possibly future EIH products.

         -        Basis for straight through processing systems to this market.

         -        Will require development, possible customer funded.

3.       SS&C distribution of EIH products to the financial markets
SS&C can use it's worldwide channel into the financial markets to distribute EIH products.

         - We have no immediate capability to provide a complete distribution channel, except product expertise, for Zai*Net in North America, Europe, and Asia.

         - This would provide the potential for immediate incremental revenue/profit.

         - We have over 400 customers, many who are involved in the energy market.

         - We are growing our customer base at over a 50% compounded growth rate.

         - We are rapidly expanding our channels and have the financial strength to do so.

         - We are becoming increasingly known as "the dominant vendor" to this market.

Estimating the economic value of SS&C's non-cash contribution
There is no way to accurately estimate our total value to EIH because item 1. above cannot be monetarily valued, and any forecast for items 2. and 3. depend upon EIH developing an effective channel to the energy market. Nevertheless, the discussion below is intended to give some basis for GFI to estimate the value of:

         - An exclusive distributorship of SS&C products to the energy market.

         - The revenue/profit potential of selling SS&C products into the energy market.

         - The revenue/profit potential of SS&C of SS&C selling EIH products into the financial markets.

         -        Other revenue/profit opportunities generated by the above.

The value of an SS&C exclusive distribution franchise to the energy market Normally SS&C would require some form of up-front payment to grant a market exclusive distributorship for its products. Typical industry methods include:

         -        An up-front, cash fee for the franchise right and/or,

         - Prepaid royalties for a number of years (typically one to three) and/or,

         -        A guaranteed investment in channel building.

SS&C would receive royalties on license fees in the range of 50% to 60% depending upon the size and difficulty to enter a new market.

EIH would receive this franchise at no cost and not pay a license royalty to SS&C.

As EIH builds its distribution channel in this market, it should realize operating margins on license fees in the 60% to 65% range which is typical of direct software sales margins. Another way to look at it: if EIH finds sub-distributors in the market, EIH should receive up to a 50% to 60% royalty if the sub does all the selling, therefore achieving margins in the same range.

Other revenue/profit sources driven by SS&C license sales:

         - Finesse consulting revenue for EIH/Caminus is estimated to be at least two to three times license revenue.

         - CAMRA 2000 consulting revenue is estimated at one-half license revenue. SS&C would probably provide this for the financial version, EIH for the energy version.

         - It's assumed that SS&C would provide maintenance and receive the revenue for the financial version of CAMRA 2000. Maintenance support and revenue for the energy version might be shared.

The value of SS&C distributing other vendor products to the financial market Normally SS&C would require a share of license revenue based upon the "degree" of sales responsibility it undertakes in the range of:

         - 5% to 10% for providing lead generation, prospecting, and cooperative selling.

         - 10% to 25% for the above plus managing the sales cycle, and providing all except product expertise.

         - 40% to 50% for providing everything including product expertise.

We assume we would initially provide the first level described above for the Zai*Net product, and we would provide this at no charge to EIH.

Most of the license revenue would be partly incremental to Zai*Net and would drive additional consulting and maintenance revenue.

Incremental license revenue forecast
The following is a one way to estimate "ballpark" potential incremental license revenue due to SS&C products and channels. The logic builds incremental licenses from Zai*Net's plan only. Incremental consulting revenue can be estimated from the assumptions above.

                                                   Plan      Plan         Plan         Extend           Extend             5 Year
Zai*Net License Revenue Plan                        98        99           00            01                02               Total
----------------------------                        --        --           --            --                --               -----
License revenue                                   8,088      12,670       19,112        28,757            37,460           104,085
Growth rate                                          57%         51%          40%           40%
Ave. unit sale                                      250         275          300           325               350
Number of units                                      32          46           64            82               107

SS&C Assumptions
----------------------------
Average sale
     CAMRA financial                                250         250          250           250               250
     CAMRA energy                                     0         250          250           250               250
     Finesse                                        100         250          250           250               250
Incremental units per Zai*Net sale
     CAMRA2000 for financial                          5%         10%          10%           10%               10%
     CAMRA2000 for energy                             0%          5%          10%           15%               20%
     Finesse2000                                     10%         15%          20%           20%               20%
     Zai*Net to financial mkt by SS&C                 5%         10%          10%           10%               10%

Incremental Units
----------------------------
     CAMRA2000 for financial                          2           5            6             8                11                32
     CAMRA2000 for energy                             0           2            6            12                21                42
     Finesse2000                                      3           7           13            16                21                61
     Zai*Net to financial mkt by SS&C                 2           5            6             8                11                32
                                                    ---       -----        -----         -----             -----            ------
                                                      6          18           32            45                64               166
Incremental License Revenue
----------------------------
     CAMRA2000 for financial                        404        1152        1,593         2,058             2,676             7,883
     CAMRA2000 for energy                             0         576        1,593         3,087             5,351            10,507
     Finesse2000                                    324       1,728        3,185         4,116             5,351            14,704
     Zai*Net to financial mkt by SS&C               404       1,267        1,911         2,656             3,746            10,004
                                                    ---       -----        -----         -----             -----            ------

          Incremental License Revenues            1,132       4,122        8,282        11,938            17,124            43,199

B-